EXHIBIT 10.1
Treasury Services
Terms and Conditions
Bank of America — Higher Standards

AUTHORIZATION AND AGREEMENT FOR TREASURY SERVICES
I am an authorized representative of the organization specified below (the Client). The Client has received Bank of Americas Treasury Services Terms and Conditions Booklet (the Booklet’) in the form and with the content posted on the website of Bank of America and agrees to adhere to the Booklet and any applicable User Documentation from Bank of America (“Bank’). The Services covered by the Booklet and the banks providing Services are listed on the accompanying List of Banks and Services, which we may change from time to time. Capitalized terms used in this Authorization and Agreement form, not otherwise defined, have the meanings given to them in the Booklet.
After I sign below on behalf of the Client, the Client may from time to time request the Bank to provide any of the Services described in the Booklet. The Client may begin to use any such Service once Bank has approved such use and has received all required and properly executed forms and the Client has successfully completed any testing or training requirements. The Booklet supersedes other agreements between the Client and the Bank, as described under the General Matters heading in the Booklet, with regard to the provision of Services.
I warrant that the Client has taken all action required by its organizational or constituent documents to authorize me to execute and deliver on behalf of the Client this Authorization and Agreement form and any other documents the Bank may require with respect to a Service. I am authorized to enter into all transactions contemplated by the provision of Services to the Client. These may include, but are not limited to, giving the Bank instructions with regard to Electronic Funds Transfer Services and designating employees or agents to act in the name arid on behalf of the Client.

Guidelines for completion:

If Client is a:	Who must sign:
corporation	any authorized officer
limited liability company	all members, or any authorized officer*
partnership (general or limited)	any general partner*
limited liability partnership	the managing partner*
sole proprietorship	the sole proprietor
governmental entity	the Treasurer*

*	Includes any individual authorized under Client’s charter or organizational or constituent documents. The legal name of any member, managing member, manager or general partner who is signing and who is not an individual must appear in the signature block. Note that in most cases the Client must also complete the Certification form which follows.

(ORGANIZATION’S/CLIENT’S LEGAL NAME)	Dated

[Signature of Authorized Representative]	[Signature of Authorized Representative, if two are required by Client]

[Print Name of Authorized Representative]	[Print Name of Authorized Representative]

[Print Title of Authorized Representative (include the legal name of any member, managing member, manager or general partner who is signing and who is not an individual)]	[Print Title of Authorized Representative (include the legal name of any member, managing member, manager or general partner who is signing and who is not an individual)]

The following addresses may be used for giving notices in connection with this Booklet except as you or we provide the other different addresses to be used in conjunction with your accounts or particular Services.
Address(es) for Bank Notices:
Bank of America, N.A. Documentation Management (CA4.706-04-07) P.O. Box 27128 Concord, CA 94527-9904 Fax No.: (925) 675-7131 and, if filled in, the following:

Address for Client Notices:

Telephone: (___)	Telephone: (___)

Fax: (___)	Fax: (___)

i

AUTHORIZATION AND AGREEMENT CERTIFICATION
I certify that each signature appearing on the previous page for Client is the true signature of a person authorized to execute the form on behalf of Client, and I further certify that I have full authority to execute this certification. The Bank is entitled to rely upon this certification until written notice of its revocation is delivered to the Bank.

Guidelines for completion: This Certification should not be signed by the individual who signed the Authorization and Agreement.

If Client is a:	Who must sign:
corporation	any authorized officer
limited liability company	any member or authorized officer
limited liability partnership	any partner
partnership (general or limited)	any general partner
sole proprietorship	no signature required
governmental entity	the entity's counsel, or any other individual as permitted by the entity's organizational documents
The legal name of any member, managing member, manager or general partner who is signing and who is not an individual must appear in the signature block.

Note:	If Client is not a U.S. based entity, it is not required to complete this certification, but must provide authorizing certificates or mandates.

Dated	(ORGANIZATION’S/CLIENT’S LEGAL NAME)

[Signature of Certifying Representative]

[Print Name of Certifying Representative]

[Print Title of Certifying Representative (include the legal name of any member, managing member, manager or general partner who is signing and who is not an individual)]

TREASURY SERVICES DELEGATION OF AUTHORITY FORM
This form is optional and is to be used when you wish to delegate authority to sign various authorization forms to someone other than the person who signed the Authorization and Agreement form in the front of this Booklet.
By signing below, you authorize the incumbent of the specified position listed in Section A or each person listed in section B below, acting alone, to execute documents that we may request, and any amendments or renewals thereof, pertaining to the use of Services, including but not limited to designating one or more persons (which may include himself or herself) authorized to initiate, amend, cancel, confirm or verify the authenticity of instructions to us for Services, whether given orally, electronically or by facsimile instructions, and to revoke any authorization granted to any such person, as he or she deems appropriate. The signer of this form has the same authority described above for each Service with us, unless otherwise specified. We are entitled to rely upon this delegation until written notice of its revocation is received by us.

Guidelines for Completion: Fill out either section A or section B, or both, depending on your needs.
•	To delegate authority to any person holding a specific title, fill out section A.
•	To delegate authority to specific individuals by name, fill out section B.
For each name or title, indicate “All” in the “Service” column if the person or title has authority to sign documents for all Services which you receive from us. Otherwise, indicate specific Services for which the person or title has authority. For each name or title, indicate the entity or entities for which the person or title has authority to sign documents.

A.	TO DELEGATE AUTHORITY TO ANY PERSON HOLDING SPECIFIC POSITIONS

Title	Service	Entity

B.	TO DELEGATE AUTHORITY TO SPECIFIC INDIVIDUALS

Name	Service	Entity	Specimen Signature

CLIENT AUTHORIZATION
Client Authorization instructions: The same person who signed the Authorization and Agreement for Treasury Services form must sign this Treasury Services Delegation of Authority form.

Dated	(ORGANIZATION’S/CLIENT’S LEGAL NAME)

[Signature of Authorized Representative]

[Print Name of Authorized Representative]

[Print Title (include the legal name of any member, managing member, manager or general partner who is signing and who is not an individual)]

TABLE OF CONTENTS

INTRODUCTION	1
TREASURY SERVICES	1
ACCOUNT RECONCILEMENT	1
AUTOMATED CLEARING HOUSE (ACH)	2
AUTOMATED CLEARING HOUSE (ACH) BLOCKS AND FILTERS	4
AUTOMATED CLEARING HOUSE (ACH) CUSTOMER-INITIATED PAYMENTS	5
CASHPAY®	5
CHECK ISSUANCE	6
CHECK TRUNCATION	7
CLIENT-PRINTED DRAFTS	7
COIN AND CURRENCY ORDERS	9
COLLECTION LETTERS	9
COMMERCIAL AND CORPORATE CARD	10
COMMERCIAL DEPOSITS	14
COMMERCIAL PREPAID CARD	15
CONTROLLED BALANCE ACCOUNTS	16
CONTROLLED DISBURSEMENT	17
DISBURSEMENT IMAGE	19
ELECTRONIC BILL PAYMENT CONSOLIDATION	19
ELECTRONIC DATA INTERCHANGE (EDI)	19
ELECTRONIC FOREIGN EXCHANGE	20
INFORMATION REPORTING	22
LOCKBOX	23
ONLINE STOP PAYMENT	24
POSITIVE PAY	25
RECLEAR	26
RE-PRESENTMENT CHECK (RCK)	27
TAX PAYMENTS	27
WIRE TRANSFER AND INTERNATIONAL ELECTRONIC FUNDS TRANSFERS	30
ELECTRONIC TRADE SERVICES	33
ADVISED STANDBY LE1TERS OF CREDIT	34
COLLECTIONS	35
EXPORT LE1TERS OF CREDIT	35
INFORMATION REPORTING	37
OPEN ACCOUNT	37
STANDBY AND IMPORT LE1TERS OF CREDIT	38
SUPPLEMENTAL LIMITATION OF LIABILITIES AND INDEMNIFICATION FOR ALL ELECTRONIC TRADE SERVICES	40
GENERAL PROVISIONS	41
CHANGES TO A SERVICE	41
COMMUNICATIONS	41
CONFIDENTIALITY	41
CURRENCY EXCHANGE RATES	43
FACSIMILE SIGNATURES	43
GENERAL MATTERS	44
GOVERNING LAW	45
LIMITATION OF LIABILITIES	45
OVERDRAFTS	46
PAYMENT FOR SERVICES	46
PROTECTION FROM THIRD PARTIES	47
REPRESENTATIONS AND WARRANTIES	47
RESOLUTION OF DISPUTES	48
SOFTWARE LICENSE	48
TERMINATION	52
GLOSSARY OF TERMS	53
©2004 by Bank of America Corporation
All rights reserved. None of the enclosed material may be reproduced or published without permission.

INTRODUCTION
Thank you for choosing the Bank of America Corporation group of financial institutions for your worldwide treasury management business needs. We appreciate the opportunity to serve you. If you have any questions about our extensive array of treasury services (including the locations where each service is available) or about this Booklet, please contact your treasury services representative.

Capitalized terms used in this Booklet are defined in the Glossary. The terms “we”, “us” and “our” refer to each of the Bank of America Corporation subsidiary banks which provide you a particular Service under the terms of this Booklet. The terms “you” and “your” refer to each Client identified on the Authorization and Agreement for Treasury Services.

This Booklet contains the terms and conditions under which we provide you worldwide treasury services. It is used in conjunction with the Account Agreement which covers account terms and conditions. Please read this Booklet carefully and keep it for your records.

By signing and returning the Authorization and Agreement form in the front of this Booklet, you agree to the General Provisions section of this Booklet (which contains terms and conditions applicable to all Services), except that you agree to the Software License Section of the General Provisions only to the extent we provide you Software in connection with one or more Services. You also agree to those portions of the Treasury Services and Electronic Trade Services sections of this Booklet which contain the specific terms and conditions that relate to the Services we provide to you. If you would like an additional Service, it will be covered by the terms and conditions of this Booklet once we have approved your use of the Service. You may begin using the Service when we have received all required and properly executed forms and you have successfully completed any testing or training requirements.

Whenever you use any of the Services covered by this Booklet, you agree to be bound by these terms and conditions, as amended from time to time, and to follow the procedures in the applicable Materials.
TREASURY SERVICES
We offer a wide variety of treasury services. Each Service has many features and options. Your treasury services representative will be happy to describe these to you and to recommend those that will best meet your needs.

A List of Banks and Services is enclosed with this Booklet. This list includes the names of each Bank of America Corporation subsidiary bank offering Services under this Booklet and the names under which we currently offer those Services. Please contact your treasury services representative at any time if you wish to receive an updated list.
ACCOUNT RECONCILEMENT
Our Account Reconcilement Services will help you reconcile and manage the credit and debit activity in your accounts. Detailed information regarding such Services is available in the applicable User Documentation.

Your use of an Account Reconcilement Service does not affect any of your obligations, which are described in the applicable Account Agreement, to discover and report with respect to your accounts (including joint accounts where permitted): (i) unauthorized signatures, alterations or endorsements on checks and (ii) unauthorized Requests and other discrepancies. Your use of this Service or our receipt of information associated with this Service does not increase our duty with respect to accounts or the payment of checks.
AUTOMATED CLEARING HOUSE (ACH)
This section applies only to ACH Services within the United States of America and does not apply to cross-border ACH transactions and other International Electronic Funds Transfers which are covered by the “Wire Transfers and International Electronic Funds Transfers” section in this Booklet.

Our ACH Services allow you to transfer funds to or from your accounts by initiating Entries which may be sent through the ACH system or processed directly to accounts with us.

We may send Entries to any ACH processor selected by us or directly to another bank. Each ACH Service is described in the applicable User Documentation. You authorize us to issue Depository Transfer Checks (DTCs), as instructed by you or as reasonably determined by us to be appropriate. The capitalized ACH terms appearing in italics below are defined in the NACHA Rules.
     COMPLIANCE WITH NACHA RULES AND LAWS
You agree to comply with the NACHA Rules for all Entries, whether or not an Entry is sent through the ACH network. You act as Originator and we act as Originating Depository Financial Institution (ODFI) with respect to Entries. You will deliver Entries to us as provided in the User Documentation and the NACHA Rules. The NACHA Rules govern if they conflict with this Booklet, except that the file specification requirements in the User Documentation govern if they conflict with the NACHA Rules.

Where a preauthorized debit Entry from a consumer’s account varies in amount from the previous debit Entry, you will comply with the notice requirements set forth in the NACHA Rules, the Electronic Funds Transfer Act and Regulation E of the Board of Governors of the Federal Reserve System, as applicable.
     AUTHORIZED PERSONS
Before using an ACH Service, you give us a written list, in a form acceptable to us, of the persons authorized by you to verify the authenticity of Entries and Reversal/Deletion Requests in accordance with the Security Procedure and to perform certain other duties in connection with such Service.
     SECURITY PROCEDURE
You agree to use the Security Procedure, if any, when you deliver Entries or Reversal/Deletion Requests to us. The purpose of the Security Procedure is to verify the authenticity of Entries and Reversal/Deletion Requests delivered to us in your name and not to detect any errors in the transmission or content of Entries. Each time you use a Service, you represent and warrant that, in view of your requirements, the Security Procedure is a satisfactory method of verifying the authenticity of Entries and Reversal/Deletion Requests. You agree we may act on any Entries or Reversal/Deletion Requests after we have verified its authenticity through use of the Security Procedure.
     WARRANTIES
Each time you use an ACH Service, (i) you warrant that you have obtained appropriate authorization from each Receiver and that Entries conform to such authorization and comply with the NACHA Rules, and (ii) you make the same warranties to us as we make under Section 2.2 (or any successor section) of the NACHA Rules.
     PAYMENT WITH RESPECT TO ENTRIES
We generally debit your account on the settlement date for credit Entries (including debit Reversals), unless you are prefunding your Entries. Prefunding means that you are required to pay for all credit Entries before the settlement date as we may specify. We may, at our discretion, without prior notice to you, require prefunding before we process your credit Entries. We are not obligated to process any credit Entries, even if we have done so in the past, without having first been paid by you, but, if we do, the amount is immediately due and payable without notice or demand.

You will pay us for the amount of any returned debit Entries (including rejected debit Entries), any adjustment Entries or any returned DTCs, which we have previously credited to your account. Such amounts shall be immediately due and payable. You agree that we do not need to send a separate notice of debit Entries or DTCs which have been returned unpaid. You may request reports containing information regarding returned debit Entries and DTCs.
     ACTING ON ENTRIES
We send Entries to the ACH processor for settlement on the Effective Entry Date shown on the Entries, if we receive the Entries by the applicable processing deadlines specified in the User Documentation for the ACH Service being used. We may treat Entries that we receive for processing after a deadline as if received on the next Business Day. Entries will be deemed received by us when we receive the complete file at the location specified in the User Documentation.
     REJECTION OF ENTRIES
We may reject any Entry that does not comply with the requirements of this Booklet or the applicable User Documentation, including any ACH processing limits described in the User Documentation, or that we are unable to verify through use of the Security Procedure. We may also reject any Entry that may be returned for any reason under the NACHA Rules or if you have breached your payment obligations for any ACH Service we provide to you.

Notice of rejection will be given to you by telephone, by electronic means, by facsimile or by mail within the time period specified in the User Documentation and will be effective when given. We are not liable for the rejection of any Entry and are not obligated to pay you interest for the period before you receive the notice of rejection. If an Entry is rejected for any reason, it is your responsibility to correct the Entry you intend to resubmit.
     REVERSAL OR DELETION
We have no obligation to cancel or amend any Entry after we have received it. If you send us a Reversal/Deletion Request and we are able to verify the authenticity of the Reversal/Deletion Request using the Security Procedure, we wilt make a reasonable effort to act on your Reversal/Deletion Request. We will not be liable to you if such Reversal/Deletion Request is not effected. You agree to indemnify us in connection with any such Reversal/Deletion Request as provided in UCC 4A. Your obligations under this provision will survive the termination of any ACH Service.

     PROVISIONAL PAYMENTS
You agree to be bound by the provision of the NACHA Rules providing that payment of a credit Entry by the Receiving Depository Financial Institution (RDFI) to the Receiver is provisional until the RDFI receives final settlement for the Entry. If final settlement is not received, the RDFI is entitled to a refund from the Receiver of the amount credited. This means that the Receiver will not have been paid.

Our payment of any debit Entry, returned credit Entry or credit Reversal is provisional until we receive final settlement for the Entry or Reversal. If final settlement is not received, we are entitled to a refund and we may charge your account for the amount previously credited. We may delay the availability of any amount credited for a debit Entry or credit Reversal if we believe that there may not be sufficient funds in your account to cover any chargeback or return of the Entry or Reversal.
     INCONSISTENCY OF NAME AND NUMBER
An RDFI can make payment to a Receiver based solely on the account number, even if the name in the Entry differs from the name on the account. We will send an Entry to an RDFI based solely on the bank identifying number you provide, even if you provide us with a different RDFI name.
     NOTICE OF ACCOUNT STATEMENT DISCREPANCIES
Information concerning Entries wilt be reflected in your account statements and, in some cases, in the form of written or electronic advices or reports that are produced by one of our Information Reporting Services. You must send us written notice, with a statement of relevant facts, within 14 days after you receive the first notice or statement indicating a discrepancy between our records and yours. If you fail to give the required notice, we will not be liable for any loss of interest or for compensation for any other loss or cost relating to an unauthorized or erroneous debit to your account or any other discrepancy reflected in the notice or account statement. You must notify us promptly by telephone or other electronic means approved by us for such purpose, and confirm such notice in writing, of information concerning an unauthorized or erroneous debit to your account if you learn about or discover it from any source other than a statement, advice or report from us.
AUTOMATED CLEARING HOUSE (ACH) BLOCKS AND FILTERS
This section applies only to ACH Blocks and Filters Services for Entries received in the United States of America.

With the ACH Blocks and Filters Services, you provide us with the authorization criteria for Entries you desire to receive for debit or credit to your account. We will automatically return any Entry which does not meet your authorization criteria.

We may also return an Entry that would be returned for any reason under the NACHA Rules. The ACH Blocks and Filters Services do not apply to transactions between you and us, and we may pay Entries which you have authorized us to originate against your account (e.g., loan or credit card payments), whether or not you have included these in your authorization criteria. We may also pay any Entries, reversals or adjustments which we are required to accept under the NACHA Rules, operating circulars or any other applicable rule, guideline or regulation.

You provide authorization criteria in a manner and form acceptable to us. In your authorization criteria you may specify a maximum amount for authorized Entries, in which case you must specify the amount in dollars and cents.

You agree to comply with the NACHA Rules for all Entries. Under the NACHA Rules, credit Entries are provisional and may be revoked prior to final settlement. If the credit Entry is revoked before final settlement and final settlement is not received, we may charge your account for any amount previously credited to your account. The person who originated the credit Entry is considered not to have paid you. If this happens, we do not send a separate notice.

If an ACH Blocks and Filters Service is terminated for any reason, we will no longer be obligated to monitor Entries against your authorization criteria and will receive and accept or return Entries to your account in accordance with our normal procedures. You still have the right to return Entries in accordance with the NACHA Rules.
AUTOMATED CLEARING HOUSE (ACH) CUSTOMER-INITIATED PAYMENTS
Our ACH Customer-Initiated Payments service allows your consumer or business customers to pay you for goods or services by using your website. Your customers can authorize payments to you through commands on your website or by touch-tone or voice commands on the telephone. Detailed information regarding this Service is available in the applicable User Documentation.

Payments will be made by creation of an ACH Entry to credit your account with us and will be subject to the provisions of our Automated Clearing House Services. You act as the Originator, your customer acts as the Receiver and we act as the ODFI with respect to the Entries. You warrant that you have obtained appropriate authorization from each Receiver and that Entries conform to such authorization and comply with the NACHA Rules. You also make to us the same warranties as we make with respect to Entries under the NACHA Rules.
CASHPAY®
Our CashPay® Service allows you to pay your employees and other payees by directly depositing payments to their CashPay accounts. Your payees can immediately access their money through ATMs and point of sale (POS) terminals.
CASHPAY FUNDING OPTIONS
You may fund the CashPay accounts in one of two ways: by initiating Entries through the Automated Clearing House (ACH) system or, upon our approval, by instructing us to transfer funds from a deposit account you maintain with us. (ACH Services are governed by the ACH section of this Booklet.)

If you choose to pay by the transfer of funds from your account with us, we will debit your account following receipt of your payment instructions in a mutually agreed-upon format and method. You must have sufficient Collected and Available Funds in your account to cover the transfer amount. In the event that sufficient funds are not available at the time of settlement, you agree that we may take steps to protect ourselves, including refusing to fund CashPay accounts and terminating the CashPay Service (which will not affect funds previously transferred to CashPay accounts), without incurring any liability to you or your payees.

     CERTIFICATION OF ENROLLMENT INFORMATION
You must provide us information for each payee who wishes to open a CashPay account. Each time you provide us with such information or initiate a transfer of funds to a CashPay account, you certify that the following statements are true and accurate as of such date:
•	The payee is entitled to receive payments issued by you, and is otherwise qualified to participate in the CashPay program.

•	All information provided by you about the payee is correct, including but not limited to the payee’s date of birth, address, and social security number or other identifying information contained in another form of identification issued by a governmental entity.

•	If the payee is to receive wage payments through a CashPay account, the payee is legally employable in the United States of America.

•	You have provided the payee the explanatory CashPay Service information that we have provided to you for that purpose, and the payee has authorized the transfer of wages to the CashPay account.

•	The payee has not cancelled the authorization to transfer the wages to the CashPay account.
You agree to notify us promptly of any changes to the payee enrollment information you have provided to us for this Service.
     ADDITIONAL LIMITATION OF LIABILITY
As a general rule, ATMs cannot dispense cash in increments other than $5, $10 or $20. This means that your payees may not be able to withdraw at an ATM all funds paid by you to the payees’ CashPay accounts. We will wire the difference to any payee who requests such payment; however, we will not be responsible if your payees or others assert a claim against us due to this inability to withdraw all funds at an ATM.
     PROMOTIONAL MATERIALS
We will provide you with a CashPay agreement and other explanatory documentation for you to give your payees. You must obtain our prior written consent if you elect to promote the CashPay service using materials (in any format) other than the documentation we provide to you for that purpose.
CHECK ISSUANCE
With our Check Issuance Services, you may request us to create checks on your behalf that are drawn on either (i) accounts maintained by you with us or another bank or (ii) accounts designated and owned by us.
     AUTHORIZED PERSONS
Before using a Check Issuance Service, you give us a written list, in a form acceptable to us, of the persons authorized by you to perform certain duties in connection with such Service.
     SECURITY PROCEDURE
You agree to use the Security Procedure when you deliver Check Issuance Requests or electronically transmit Stop Payment Requests to us. The purpose of the Security Procedure is to verify the authenticity of Check Issuance Requests and Stop Payment Requests delivered to us in your name and not to detect any errors in the transmission or content of these messages. Each time you use a Check Issuance Service, you represent and warrant that, in view of your requirements, the Security Procedure is a satisfactory method of verifying the authenticity of Check Issuance Requests and such Stop Payment Requests. You agree we may act on any Check Issuance Request and any electronically transmitted Stop Payment Request the authenticity of which we have verified through use of the Security Procedure.
     STOP PAYMENT REQUESTS
Generally, you may send us a Stop Payment Request with respect to a check drawn on an account designated and owned by us only if the check is lost, stolen or destroyed. In such case, you must complete and provide us with a declaration of loss and indemnity agreement reasonably acceptable to us. If you wish to stop payment on a check drawn on an account you maintain with us, you must make your request as provided in the applicable Account Agreement.
     YOUR RESPONSIBILITIES
You must create and transmit to us a Check Issuance Request for each check you want us to issue on your behalf. You must make certain that each Check Issuance Request conforms in form and substance to the requirements, including cutoff times on a Business Day, described in the applicable User Documentation.

You must retransmit any Check Issuance Request or other message initially transmitted to us through a Service if you have not received an acknowledgment message from us within the time period specified in the applicable User Documentation.

In the case of checks drawn on accounts designated and owned by us, you must ensure that Collected and Available Funds, sufficient to cover the total of all checks issued, are on deposit in your accounts. We will debit your account to cover such checks when we receive your Check Issuance Request. In the case of checks drawn on accounts designated and owned by you, you will be governed by the applicable Account Agreement.
CHECK TRUNCATION
With our Check Truncation Service, we store copies of your canceled checks on microfilm or other media and destroy the checks. You do not receive your canceled checks. We will provide a copy of any check that you request for up to seven years from the date the check was paid against your account. To request a copy, you must provide us with sufficient information for us to identify the item, including the Magnetic Ink Character Recognition (MICR) serial number, account number, exact amount (dollars and cents) of the check, statement reference number, if any, and posting date. We may also ask you for additional identifying information.

Special services such as microfilm or review of dates, dollar amounts, serial numbers or signatures may not be available in connection with the Service.

Notwithstanding the Limitation of Liabilities section of this Booklet, if we are unable to provide a copy of a check as requested by you under a Service, our liability will be limited to your actual damages but will not, in any event, exceed the amount of the check.
CLIENT-PRINTED DRAFTS
With our Client-Printed Drafts Services, you use your computer (using Software we provide or by accessing our treasury management website) to print drafts

(which may include drafts denominated in a currency other than the currency in which the relevant account is denominated) drawn on either (i) accounts maintained by you with us or another bank or (ii) accounts designated and owned by us.
     AUTHORIZED PERSONS
Before using a Client-Printed Drafts Service, you give us a written list, in a form acceptable to us, of the persons authorized by you to perform certain duties in connection with such Service.
     SECURITY PROCEDURE
You agree to use the Security Procedure when you deliver Payment Advices or electronically transmit Stop Payment Requests to us. The purpose of the Security Procedure is to verify the authenticity of Payment Advices and Stop Payment Requests delivered to us in your name and not to detect any errors in the transmission or content of these messages. Each time you use a Client-Printed Drafts Service, you represent and warrant that, in view of your requirements, the Security Procedure is a satisfactory method of verifying the authenticity of Payment Advices and such Stop Payment Requests. You agree we may act on any Payment Advice or electronically transmitted Stop Payment Request the authenticity of which we have verified through use of the Security Procedure.
     STOP PAYMENT REQUESTS
Generally, you may send us a Stop Payment Request with respect to a draft drawn on an account designated and owned by us only if the draft is lost, stolen or destroyed. In such case, you must complete and provide us with a declaration of loss and indemnity agreement reasonably acceptable to us. If you wish to stop payment on a draft drawn on an account you maintain with us, you must make your request as provided in your Account Agreement.
     YOUR RESPONSIBILITIES
You must verify the contents of each shipment of blank draft stock and sign and return to us the receipt accompanying each shipment or notify us of any discrepancy. You must notify us immediately if any draft stock is lost or stolen. You will be liable for any damages arising out of the loss or theft of any draft stock received by you.

You must create and transmit to us a Payment Advice for each draft you issue using a Service. You must make certain that each draft, Payment Advice and electronically transmitted Stop Payment Request conforms in form and substance to the requirements, including cutoff times on a Business Day, described in the applicable User Documentation.

You must retransmit any Payment Advice, electronically transmitted Stop Payment Request or other message initially transmitted to us through a Service if you have not received an acknowledgment message from us within the time period specified in the applicable User Documentation.
     OUR RESPONSIBILITIES
When we receive the Payment Advice, we will transfer funds from your account with us to the bank account on which the draft is drawn.

We will provide you with blank draft stock and with the necessary Software and/or access to our treasury management website.

     PAYMENT WITH RESPECT TO DRAFTS
You agree you will not issue any drafts using a Service which would cause your applicable account balance, according to your records, to be exceeded. If your records and ours disagree regarding the account balance, our records will control for purposes of these Services. You must ensure that Collected and Available Funds, sufficient to cover the total of all drafts issued, are on deposit in your account each Business Day before the time stated in the applicable User Documentation.
COIN AND CURRENCY ORDERS
Our Coin and Currency Order Services allow you to place orders for coin and currency with our cash vaults and, where available, to exchange paper currency for rolled coins and currency at certain banking centers or our automated business centers.

Before using a Coin and Currency Order Service, you give us a written list at our request, in a form acceptable to us, of the persons authorized by you to place coin and currency orders and to perform certain other duties in connection with a Service.

If you pick up your coin and currency order from one of our cash vaults, you must contract separately with an armored carrier service that is acceptable to us to provide for the transportation of cash orders. Armored carriers are your agents.

You authorize us to act upon any request for coin or currency made in accordance with this Booklet and the procedures described in the applicable User Documentation.

In connection with any coin and currency you order from our cash vaults using a Service, you authorize us to debit your account on the day the coin and currency order is released to your authorized agent or to the depository facility you and we have agreed upon. Each time you use a Coin and Currency Order Service, you represent and warrant with each coin and currency order that you have sufficient Collected and Available Funds in your account which, when added to funds that are available under a line of credit, are sufficient to cover your coin and currency order. We have no obligation to release a coin and currency order unless there are sufficient Collected and Available Funds in the designated account and available under a line of credit to pay for such order at the time scheduled for release of the cash to you or your agent.
COLLECTION LETTERS
Our Collection Letter Services allow you to forward us drafts, checks and travelers checks (as used in this section, “items”) drawn on Canadian banks and denominated in U.S. dollars or drawn in specified foreign currencies (as described in the applicable User Documentation) for collection.

You must prepare and forward a transmittal letter, in a form acceptable to us, along with those items you want us to process for collection in accordance with the applicable User Documentation. You agree that you will only request collection on items which are drawn on Canadian Banks in U.S. dollars or foreign currency items drawn in currencies specified in the applicable User Documentation.

We will send each item you forward to us for collection to the bank on which such item was drawn or to an appropriate correspondent bank. We will credit your account for each item on the Business Day on which we receive payment for each such item at our then-prevailing buy rate for the applicable currency. We will deduct all service fees and charges, plus any correspondent bank fees and charges, from the amount of any payment credited to your account for such items.

We will send you a written advice showing the applicable buying rate and fees and charges for each item we process as a collection item through use of a Collection Letter Service.
COMMERCIAL AND CORPORATE CARD
Our Commercial and Corporate Card Services allow you to open Card Accounts for your business purposes, as described below. With our Commercial Card Services, which are designed principally for medium-sized companies, you may obtain a single Card for managing purchases, travel and fleet spending. With our Corporate Card Services, which are designed for large companies, you may obtain separate purchasing, travel or fleet Cards or a Card combining all three functions. Detailed information regarding such services is available in the applicable User Documentation.
     OUR OBLIGATIONS
We will open Card Accounts upon your request which Cardholders may use to conduct Transactions for your business. We will assume that all Transactions made on a Card Account are authorized by you until we receive and have had a reasonable period of time to act upon written notice from you that the Cardholder is no longer authorized to use the Card, Convenience Checks or the Card Account. Pursuant to your instructions, each Card Account we open shall have one or more of the following features:
•	travel and entertainment

•	purchasing

•	fleet/automotive
We may also provide Convenience Checks on your request with respect to your Card Accounts. We can also establish a Card Account for which we assign only a Card Account number, but we do not issue a Card or Convenience Checks. If you so request, we will provide to the Cardholder, at the address you or the Cardholder specifies, a monthly billing statement reflecting the use of the relevant Card Account. We may deny authorization of any Transaction if we suspect fraudulent activity or Unauthorized Use or for any other reason. Notwithstanding anything to the contrary in the “Limitations of Liability” section of this Booklet, we will not be liable for any failure to authorize a Transaction.
     YOUR OBLIGATIONS
You shall use each Card Account solely for your business purposes.

You shall pay for each Transaction, regardless of its purpose or whether you signed a sales draft or received a receipt, in addition to our fees and charges.

You represent and warrant to us that each cardholder is a current employee or agent of your company. You will promptly furnish such financial and other information as we request for the purpose of reviewing your ability to perform your obligations to us. You represent and warrant to us that all such information about your employees, agents, or your company is accurate, sufficiently complete to give us accurate knowledge of your financial condition and in compliance with all applicable rules, regulations and laws.

You and each Cardholder will check to ensure that the information embossed on each new Card or printed on each Convenience Check is correct, and you will contact us immediately if there is an error.

     CHARGE LIMITS
We will give you one total charge limit for all your Card Accounts. We will also assign an individual charge limit for each Card Account. We may increase or decrease the total charge limit or any individual limit at our discretion. You agree not to incur obligations which would cause the total charge limit for all your Card Accounts to be exceeded. If you do exceed this limit, or if any Cardholder’s individual charge limit is exceeded, we may deem the entire balance owing to be immediately due and payable, and/or we may refuse any Transactions on all Card Accounts or the individual Card Account until a payment is made to reduce the balance below the total charge limit or the individual charge limit.
     TRANSACTIONS IN OTHER CURRENCIES
MasterCard® or Visa® will convert to U.S. Dollars any charge made in a currency other than U.S. Dollars at a rate determined under MasterCard or Visa regulations, as applicable. The conversion rate may be different than the rate in effect on the date of the Transaction. We will post to the Card Account the converted U.S. Dollar amounts.
     DISPUTES WITH MERCHANTS AND SUPPLIERS
We will have no liability for goods or services purchased with, or for a merchant’s or supplier’s failure to honor purchases made with, a Card Account, Convenience Check or Card. You agree to make a good faith effort to resolve any dispute with a merchant or a supplier arising from a Transaction. In a dispute with a merchant or supplier, we will be subrogated to your rights and each Cardholder’s rights against the merchant or supplier and you will assign (and cause the Cardholder to assign) to us the right to assert a billing error against the merchant or supplier. You will, and will cause the Cardholder to, do whatever is necessary to enable us to exercise those rights. We may reverse from any Card Account any Transactions relating to the dispute.

A merchant or supplier may seek prior authorization from us before completing a Transaction. If you advise us in writing that you desire to restrict Transactions to merchants falling within certain categories we designate in our User Documentation, we will take reasonable steps to prevent authorization of Transactions from other types of merchants. We, however, will not be liable to you if merchants or suppliers nonetheless accept a Card, Convenience Check or Card Account for other types of Transactions, or if authorization for a Transaction is not given.
     CONVENIENCE CHECKS
If we provide Convenience Checks with regard to a Card Account, they may not be used to make payment on the Card Account. We may pay a Convenience Check and post its amount to the Card Account regardless of any restriction on payment, including a Convenience Check that is post-dated, that states it is void after a certain date or that states a maximum or minimum amount for which it may be written. Once paid, Convenience Checks will not be returned to you or the Cardholder.

If you wish to stop payment on a Convenience Check, you must call us at the customer service number shown on your billing statement and provide such information as we request or is required under the relevant User Documentation. We will stop payment if we receive your request on or before the Business Day before the Business Day on which we would otherwise pay the Convenience Check. The date on which we would pay a Convenience Check may be prior to the date it would post to your Card Account. A stop payment order will remain in effect for up to six months.

     CARDLESS ACCOUNTS; ACCOUNTS NOT IN NAME OF INDIVIDUAL
If you use our Corporate Card Services, we may, at your request, establish a Card Account for which no Card is issued or establish a Card Account with a designation which is not an actual individual, including, without limitation, designation of a vehicle identification number, license number, department name or “Authorized Representative” on the Card Account. Notwithstanding any other term in this Booklet, you agree to be solely responsible for the use of any such Card Account, including, without limitation, any Unauthorized Use, and you agree not to make any claim or request related to any Unauthorized Use of such a Card Account.
     PAYMENT OF CARD ACCOUNTS; SECURITY INTEREST
We will provide to the Card Administrator, or other person you designate in writing to us, a monthly billing statement which will identify each Transaction posted during the billing cycle and the date of the Transaction. Unless otherwise determined by us, the official billing statement will be in paper, not electronic, form. The billing statement will also list any applicable fees and charges for the Services. If you have requested a Card Account for travel and entertainment Transactions, we will provide an additional copy of the monthly billing statement covering such use of the relevant Commercial Card to the appropriate Cardholder at the address which you or the Cardholder provides to us.

You will pay to us the total amount shown as due on each billing statement on or before the due date shown on the statement. If you do not make a payment in full by the specified due date, in addition to our other rights, we may assess a late fee and finance charge as set forth in our schedule of fees and charges. You have no right to defer any payment due on any Card Account.

Unless otherwise agreed by us, payments must be made using an ACH service. As specified by you, we may initiate ACH debits to any deposit account at any financial institution. All payments must include the complete Card Account number in order to be processed and for you to be credited with making payment. If you arrange for direct payment by Cardholders, such an arrangement will not change your responsibilities under this Booklet, including your obligation for payment.

You grant to us a security interest and contractual right of setoff in and to all deposits now or subsequently maintained with us or any of our affiliates or Subsidiaries. In connection with that grant, you authorize us to enter into a master control agreement with our affiliates authorizing, upon the occurrence and continuance of any default, the disposition of any such deposits to satisfy all liabilities incurred in connection with these Services, without your further consent. The grant of this security interest shall survive termination of these Services.
     LOST OR STOLEN CARDS; UNAUTHORIZED USE
In the event of a possible loss or theft of a Card, Convenience Check or Card Account or possible Unauthorized Use, you will give us notice by telephone or telefax to the numbers set forth in the User Documentation. You agree to give us this notice as soon as practicable but in any event within 24 hours after discovery of the known or suspected loss or theft or Unauthorized Use. If notice as provided in this paragraph is given within the first 24 hours and you assist us in investigating facts and circumstances relating to the loss, theft or possible Unauthorized Use, including without limitation obtaining an affidavit or similar written, signed statement from the Cardholder, then you will not be liable for Transactions resulting from Unauthorized Use. If we have issued fewer than ten Card Accounts to you, your liability for Transactions by a person who does not have actual, implied or apparent authority to use the Card or Convenience Check and whose use does not result in a direct or indirect benefit to you will not exceed $50 on each Card.
     LICENSE TO USE YOUR MARKS
Upon your request, we may place your trademark, tradename, service mark and/or designs (“Company’s Marks”) on the Cards and collateral materials. You will provide the graphics to us in sufficient time to allow for review and approval by us and, if necessary, the respective card association. You grant to us a non-exclusive license to use, during the term of the Services, Company’s Marks on the Cards and on other materials related to the Card Accounts. Your indemnity under the “Protection from Third Parties” section of this Booklet covers any claim that the use of any Company Marks infringes the intellectual property right of any third party.
     EXTENSION OF CORPORATE CARD SERVICES TO AFFILIATES
Upon your request and submission of a Participant Account form, we may approve one or more affiliates of which you are majority owner for participation in the Corporate Card Services. Each participating affiliate will have the same rights and obligations as you except that no separate charge limit will be assigned. Your charge limit will apply to Transactions on all Card Accounts, including those of your participating affiliates.

You may terminate an affiliate’s participation by giving us written notice and a reasonable time to act on such notice. If an approved participant is, or will no longer be, majority-owned by you, you agree to notify us immediately, and we may immediately terminate the Card Accounts of such participant.
     SUPPLEMENTAL GOVERNING LAW AND RESOLUTION OF DISPUTES PROVISIONS
Notwithstanding anything to the contrary in the Governing Law provision in the General Provisions section of this Booklet, the Commercial and Corporate Card Services are governed by the laws respecting national banking associations and, to the extent not covered by those laws, by the laws of the State of Arizona, without reference to that state’s principles of conflicts of law, regardless of where you reside or where a Cardholder uses a Card Account.

Notwithstanding anything to the contrary in the Resolution of Disputes provision in the General Provisions section of this Booklet, you agree to submit to the personal jurisdiction of any state or federal court in Arizona and to binding arbitration in Arizona with respect to disputes regarding the Commercial and Corporate Card Services.
     ADDITIONAL TERMINATION PROVISIONS
We may immediately terminate these Services if there occurs (i) a termination event set forth in the “Termination” section of this Booklet with respect to you, a participating affiliate or a guarantor of obligations under any Card Account, (ii) a change in your ownership, if you are a privately-held entity, in excess of 50% or (iii) any of the following with respect to you, a participating affiliate or a guarantor of obligations under any Card Account:
•	the failure to pay or perform any obligation, liability or indebtedness to us or any of our affiliates or subsidiaries, whether under this Booklet or any other agreement, as and when due (whether upon demand, at maturity or by acceleration);

•	the failure to pay or perform any other obligation, liability or indebtedness to any other party;

•	death (if an individual) or resignation or withdrawal of any partner or material owner (of a privately-held entity);

•	merger or consolidation with or into another entity;

•	the determination by us that any representation or warranty made to any of our affiliates or subsidiaries in any agreement is or was, when it was made, untrue or materially misleading;

•	the failure to timely deliver such financial statements, including tax returns, other statements of condition or other information, as we shall request from time to time;

•	the entry of a judgment which we deem to be of a material nature;

•	the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property;

•	the determination by us that we are insecure for any reason;

•	the determination by us that any such person fails to meet credit criteria initially used by us to approve the Card Services; or

•	the failure to comply with any law or regulation controlling its operation.
Upon any termination of the Card Services, (i) the entire balance outstanding on all Card Accounts shall, at our option, become immediately due and payable and (ii) you will immediately destroy, and will instruct all Cardholders to immediately destroy, all Cards and Convenience Checks. Your responsibility to pay for all Transactions regarding each Card Account will continue until a reasonable period of time after you notify us to close the Card Account or until you pay for all Transactions entered into before we close the Card Account to future use, whichever occurs later. After termination, you and all Cardholders will make no new Transactions on any Card Account. If, however, such Transactions are made, you will be liable for each of them.
COMMERCIAL DEPOSITS
With our Commercial Deposits Services, you may make deposits of coin and currency, checks and other payment instruments at one of our designated banking centers (which may include an automated business center), depository facilities (which may include a night depository facility), processing centers or cash vaults. If these deposits are delivered by you or your agent before the cutoff time specified in the applicable User Documentation, we will give you same-day provisional credit for such deposits, subject to later verification by us and our availability schedule. Banking center deposits that are immediately verified are covered under your Account Agreement.
     YOUR RESPONSIBILITIES
You agree to prepare all deposits accurately and in good faith and to follow the procedures for preparation, packaging and delivery of deposits as provided in the applicable User Documentation.

For deposits made to an automated business center, you will automatically be provided a receipt. In all other cases, in order to receive a receipt of deposit, you must provide a duplicate deposit slip in addition to the number of original deposit slips required by us to process the deposit. We will stamp this duplicate deposit slip and return it to you. In all cases, deposits are subject to later verification by us.
If you use an armored carrier to transport your deposits, you must contract separately with an armored carrier service that is acceptable to us. For deposits made to one of our cash vaults, we may require that you use an armored carrier. Armored carriers are your agents.
     OUR RESPONSIBILITIES
We receive your deposit and issue provisional credit to your account for the amount you declare on the deposit slip. The declared amount is subject to later verification by us.

If we find an error when we verify your deposit, we will debit or credit the amount of the error to the deposit account listed on the deposit slip, unless you and we have agreed otherwise in writing; provided, however, we reserve the right to set a standard adjustment amount (which we may change from time to time), in which case we will not make a correction to a deposit when the error is less than our current adjustment amount.

We give you same-day provisional credit for deposits delivered before the cutoff time on a Business Day. For deposits delivered after the cutoff time or on a non-Business Day, we give you provisional credit on the next Business Day.
COMMERCIAL PREPAID CARD
Our Commercial Prepaid Card Services enable you to distribute Commercial Prepaid Cards to your employees and others that permit them access to a predetermined amount of funds. Commercial Prepaid Cards may be used to withdraw cash at any ATM displaying any of the logos displayed on the Commercial Prepaid Card and to make purchases at any merchant displaying the Visa logo. Detailed information regarding such services is available in the applicable User Documentation.
     OUR OBLIGATIONS
We will issue Commercial Prepaid Cards to you on your request after you have provided us such information regarding the Commercial Prepaid Card as we may require at that time. Before we issue each Commercial Prepaid Card, we will debit funds from a deposit account you maintain with us for the value amount of the Commercial Prepaid Card issued.

We will mail the Commercial Prepaid Cards to the address or addresses you provide us, together with a copy of the agreement between us and the Cardholder, our privacy policy for consumers (if applicable) and instructions for activating the Commercial Prepaid Card.

We will deduct the amount of each Transaction, which may include fees added by the ATM owner or the applicable network, from the value amount with respect to the Commercial Prepaid Card. We will also deduct applicable Cardholder fees.

You may request us to add value to previously issued Commercial Prepaid Cards by providing such information as we may require at that time. Upon receipt of your request and the required information, we will debit your deposit account with us for the amount to be added to the existing Commercial Prepaid Cards.

If there are insufficient Collected and Available Funds in your account, we have no obligation to issue or activate any Commercial Prepaid Card or to add value to any existing Commercial Prepaid Card.

    COMMERCIAL PREPAID CARD CREATION
All Commercial Prepaid Cards shall identify us as the issuer and shall include such other names and trademarks as we require. If you elect to customize the Commercial Prepaid Cards, you will be responsible for any additional costs in the design or production of the Commercial Prepaid Cards. You will provide graphics, promotional material and wording to us for review and approval and you must comply with all the rules of Visa USA, Inc. and other systems or organizations, as applicable. You will allow us to use your artwork on the Commercial Prepaid Cards, provided that you shall have first reviewed and approved such use. You will indemnify and hold us harmless from any and all liabilities, claims, costs, expenses and damages of any nature (including Legal Expenses) arising from any claim that the artwork you supplied infringes the intellectual property rights of any third party.
    COMMERCIAL PREPAID CARD ACTIVATION
Each Cardholder will be instructed to call a toll-free (in the U.S.A.) number and use an interactive voice response system to authenticate the Cardholder by using a number unique to the Cardholder in order to activate the Commercial Prepaid Card. During this call, the Cardholder will receive their PIN, if applicable. The Cardholder can change the PIN at that time to any four digit number. Once the call is successfully completed, the Commercial Prepaid Card will be activated. You will be responsible for informing each Cardholder of any other restrictions you may impose on the use of the Commercial Prepaid Card, and we will not have any responsibility for enforcing those restrictions.
    COMMERCIAL PREPAID CARD USAGE
We may refuse to issue or add value to any Commercial Prepaid Card if we believe the Commercial Prepaid Card will or may be used in violation, or may cause us to be in violation, of any law or regulation, or any rule of any payment system.

We will use reasonable efforts to prevent any overdraft with respect to a Commercial Prepaid Card or any unauthorized use of a Commercial Prepaid Card, but cannot ensure we will be able to do so. You will reimburse us for the amount of any overdraft or for the amount of any loss resulting from such unauthorized use.

The value amount on any Commercial Prepaid Card does not constitute a deposit account, is not insured by the Federal Deposit Insurance Corporation or any other government agency, and does not accrue interest for your benefit or the benefit of the Cardholder.
CONTROLLED BALANCE ACCOUNTS
Our Controlled Balance Accounts Services let you control the transfer of funds between accounts with us. These Services may be restricted to certain account types.

Transfers you make from a U.S.-domiciled money market account using these Services are considered preauthorized transfers, are counted toward the number of transactions you are legally permitted each month, and may not be made to a checking account with an overdraft credit facility.

You may instruct us to make either date-related (where available) or balance-related (where available) transfers as described below. Once you instruct us to transfer funds between accounts, transfers begin on a mutually agreeable date or, for accounts domiciled in the United States of America, either immediately or on the date you specify.

With a date-related transfer, funds can be transferred in either direction between certain types of accounts on the date and in the amount you specify. Both interstate and intrastate funds transfers are permitted as long as you meet the requirements for the account type(s), transfer date and account location(s). If the transfer date you specify is a non-Business Day, we make the transfer on the next Business Day.

With a balance-related transfer, you may have funds transferred to an account when the balance falls below a certain amount, or from an account, when the balance rises above a certain amount, or both. We transfer the amount required to meet the account balance you specify.

You may elect to have funds transferred to or from accounts of another company/organization using a Service. You agree that for each such account, the company/organization will provide us with its written authorization, in a form acceptable to us, for such transfers. However, you do not need to provide us such written authorization if (i) the other company’s accounts are domiciled in the United States of America and (ii) you represent and warrant that such other company is a U.S. Subsidiary and that it has authorized us to transfer funds between its accounts and your accounts.
CONTROLLED DISBURSEMENT
Our Controlled Disbursement Services provide information to you each Business Day so that you can fund the total amount of (i) controlled disbursement checks presented that Business Day and (ii) where the option is available, controlled disbursement ACH debits and any other electronic debits to which we agree and which are posted that Business Day.
    ACCOUNTS
We make the Controlled Disbursement Services available through multiple Controlled Disbursement Points in different parts of the United States of America. These Points are identified on the List of Banks and Services. Subject to our approval in each case, you may use such Service through one or more of those Points. For each Controlled Disbursement Point you use, you maintain one or more Deposit Accounts with us.

For certain Controlled Disbursement Points, as more fully described in the applicable User Documentation, you may (i) draw checks bearing those respective Points’ routing numbers directly on a Deposit Account and (ii) where the option is available, initiate or authorize third parties to initiate ACH debits and, subject to special agreement, other electronic debits to the Deposit Account. (For electronic debits to a Deposit Account, you must use the appropriate funds transfer Service approved by us.)

For a certain other Controlled Disbursement Point, we authorize you to draw checks on accounts we maintain at such Point, then we debit your Deposit Account(s) in the amount(s) of the checks which are paid. With these Services, you have no account or contractual relationship with such Controlled Disbursement Point. You will not access our accounts maintained at such Point in any other manner, including but not limited to automatic debit arrangements cleared through an automated clearing house network or through wire transfers.

On each Business Day, we will inform you by the time specified in the applicable User Documentation of the total amount of debits presented for payment that day at or through a Controlled Disbursement Point and any other amounts required to be deposited in the corresponding Deposit Account(s) to cover such debits. On each such Business Day, prior to the time stated in the applicable User Documentation, you must ensure that sufficient Collected and Available Funds are on deposit in the Deposit Account(s) to cover such amounts. If we attempt to post a debit to a Deposit Account for the amount due and determine there are insufficient funds in the Deposit Account, we may dishonor or instruct the pertinent Controlled Disbursement Point to dishonor some or all of the checks then pending payment and/or, as appropriate, return or reject any electronic debit pending settlement. We may, however, in our sole discretion, allow an overdraft so some or all of such checks or electronic debits will be paid or settled. If we do so, we are not obligated to allow any such overdraft in the future.

If, for any reason, we fail to provide you timely notice of the required funding amount for a Deposit Account, and if you fund such Deposit Account according to the procedures (including funding amount and time) described in the applicable User Documentation, we will post to the Deposit Account, or instruct the Controlled Disbursement Point to post to your account, all checks presented for payment, and electronic debits received for settlement, that day. If the required funding amount nonetheless exceeds the amount funded by you and you have insufficient funds in the Deposit Account to cover the required amount, we will overdraw the Deposit Account and advance funds to cover the excess.

If we advance our own funds, repayment is immediately due and payable, and you will repay us on or before the next Business Day along with interest on such funds as specified in our schedule of charges for business account services or as otherwise agreed. If you do not, we may dishonor, or instruct the Controlled Disbursement Point to dishonor, some or all of the checks then pending final payment and/or, as appropriate, return or reject any electronic debit pending settlement even if the Deposit Account has sufficient Collected and Available Funds to cover such debits.

We may require you to maintain a specified minimum amount in any Deposit Account for which we permit you to use automated clearing house transfers to fund that Account.

If you use facsimile signatures on checks drawn on an account at a Controlled Disbursement Point, your use of such signatures is subject to the Facsimile Signatures section of this Booklet.
    STOP PAYMENTS
You may request stop payments on checks drawn under a Controlled Disbursement Service by following the procedures specified in the applicable User Documentation or applicable Account Agreement. Also, you may use an Online Stop Payment Service, which is subject to the Online Stop Payment section of this Booklet. If you use telephone, mail or facsimile transmission to request a stop payment, you agree that your stop payment request is subject to the terms described in the Account Agreement for requesting stops by telephone or mail.

If some, but not all, of the information in your stop payment request matches a check which has been presented for payment (for example, the Magnetic Ink Character Recognition (MICR) serial numbers match and the dollar amounts do not match), we may contact you to request a decision on whether or not to pay the check. If any such suspect check is not to be paid, you must promptly instruct us not to pay, or to direct a Controlled Disbursement Point not to pay, the suspect check. If you do not, the suspect check may be paid.

DISBURSEMENT IMAGE
Our Disbursement Image Services will make available to you digital images of checks and drafts paid against specified accounts. Such images may be made available to you by online transmission or by CD-ROMs containing images you may access using image CD-ROM Software.

Check and draft images will be made available to you at such times as you request and we agree. If an image of a check or draft is missing or is illegible, we will provide you a microfilm copy upon your request. Your request must include the account number, the check serial number, the exact amount (dollars and cents) of the payment and the date the payment was made. We may assess a fee for copies provided to you. We will not be liable for failure to provide copies by a given time or for failure to provide copies we are not reasonably able to provide.

Notwithstanding the Limitation of Liabilities section of this Booklet, we will not be liable for damages arising under any Disbursement Image Service in excess of the amount of the check, draft or miscellaneous debit giving rise to your damage claim. Any such claim must include the account number, the check serial number, the exact amount (dollars and cents) of the payment, the date the payment was made, the name of the payee, a detailed explanation of how the claimed loss occurred and the name, address and phone number of the payee to whom you cannot prove payment was made.

Notwithstanding the Termination section of this Booklet, in the case of a Disbursement Image Service using CD-ROMs, termination of such Service upon 30 days notice may not be effective earlier than the first day of the statement period immediately following the statement period during which such notice is given.
ELECTRONIC BILL PAYMENT CONSOLIDATION
Our Electronic Bill Payment Consolidation Service consolidates, reformats and delivers remittance information and other data related to payments received from Bill Payment Service Providers for credit to your account. Detailed information regarding the Service is available in the applicable User Documentation.

You agree that you will authorize Bill Payment Service Providers to deliver payments, remittance information and other related data to us for us to provide this Service to you.

You may also elect to have information of another company/organization reported through this Service. If you do so, you agree that you and the other company/organization will authorize the Bill Payment Service Providers to deliver payments, remittance information and other related data to us for us to provide this Service to you.

Remittance information and other data related to payments will be delivered to you in a mutually acceptable form and manner.

If you are unable to post any payments to your customers’ accounts, you must promptly return such payments to us. You shall pay us immediately for the amount of any returned payments which we previously credited to your account.
ELECTRONIC DATA INTERCHANGE (EDI)
Our EDI Services allow you to disburse funds and/or deliver payment-related information to your receivers, electronically or by paper, by sending payment requests or payment-related information to us as described in the applicable User Documentation. These Services also allow you to access payments-related and remittance-related information in mutually acceptable formats received from your receivers or customers and, where available, to match specified receivables and payables against payments.

For the web-based remittance advice delivery service, you are responsible for enrollment of your receivers on the service. During enrollment you will review and verify the accuracy of all enrollment information provided by your receivers on the specified website. Upon completion of enrollment, you authorize us to deliver the confidential passwords and identifiers to your enrolled receiver to access the specified website. Your receiver must keep such passwords and identifiers confidential. We will be fully protected in relying on the correct user identification codes and passwords.
    SENDING PAYMENTS AND RELATED INFORMATION
When you wish to pay your receivers, you transmit a data file to us, containing instructions for your payments, in the format and by the cutoff times specified in the applicable User Documentation. When we receive a file from you under an EDI Service, we perform certain edits on the data, translate it into the appropriate format and/or medium and send the data to the payment system specified by you, except that we may use any means of transmission, funds transfer system, clearing house or intermediary bank we reasonably select. On the specified dates, we issue your payments in the required formats.

You control the content of any payment-related information you send to us and are solely responsible for the accuracy of such information. You are solely responsible for storage of all data relating to such information so that it can be made available to individual receivers upon request.

For the web-based remittance advice delivery service, we act as an intermediary to make data and information available to or from you or your enrolled trading partners reasonably promptly after receipt of such information. We make the information available to your enrolled receivers on the specified website within one Business Day of receipt. The information will be available on the specified website for the time periods specified in the applicable User Documentation. We will not alter the content of any information that we receive from you or the trading partner. We are not responsible for the accuracy of any of the information that we receive.

Payment requests originated via the EDI Services will be subject to the terms and conditions for the underlying payment Services (Check Issuance, ACH and/or Wire Transfer and International Electronic Funds Transfer) as described in their respective sections of this Booklet.
    RECEIVING REMITIANCE INFORMATION
Remittance information can be delivered to you in a mutually acceptable form and manner and will be covered under the Information Reporting section of this Booklet.
ELECTRONIC FOREIGN EXCHANGE
Our Electronic Foreign Exchange Service allows you to initiate FX Requests over the internet or by telephone. By accessing our website, you can request that we provide an FX Transaction quotation, and by accepting our quotation you can electronically enter into FX Transactions, all in accordance with the instructions provided in the applicable User Documentation.

    AUTHORIZED PERSONS
Before using an Electronic Foreign Exchange Service, you give us, by completing the applicable Application, a written list of the persons authorized by you, including the Security Administrators, to perform certain duties in connection with the Electronic Foreign Exchange Service.
    SECURITY PROCEDURE
You agree to use the Security Procedure, if any, when you send us FX Requests. The purpose of the Security Procedure is to verify the authenticity of FX Requests delivered to us in your name and not to detect errors in the transmission or content of the FX Requests. Each time you use an Electronic Foreign Exchange Service, you represent and warrant that, in view of your requirements, the Security Procedure is a satisfactory method of verifying the authenticity of FX Requests.

You agree that we may act on FX Requests, even if they are unauthorized, if we act in good faith and comply with the applicable Security Procedure and any written agreement with you restricting our action on FX Requests. In such cases, we may enforce or retain your payment to us for such FX Requests; provided, however, we may not enforce or retain payment if you prove that the unauthorized FX Requests were not caused by a person (i) entrusted at any time to act for you with respect to FX Requests or the applicable Security Procedure, (ii) who obtained access to your premises, computer equipment or transmitting facilities or (iii) who obtained, from a source controlled by you, information (such as keys and passwords) which facilitated breach of the applicable Security Procedure.
    EFFECTIVENESS OF FX TRANSACTIONS
You deliver FX Requests to us through the Service and we send you a quotation that you can accept electronically. You must follow all system instructions, procedures and warnings delivered to you on the website provided for the Service. Once we receive your acceptance of our quote, we send you our deal acknowledgment in accordance with the applicable User Documentation, and the FX Transaction will be binding and effective. The FX Transaction is not completed until we send this acknowledgment. You are responsible for contacting us outside the Service if you have not received our electronic acknowledgment within the time specified in the applicable User Documentation (or in the absence of such specification within a reasonable time). We will book FX Transactions at our New York office. Notwithstanding anything to the contrary in this Booklet, we reserve the right to withdraw the Service or terminate your access to the Service at any time without notice.
    ACCOUNT DEBITS
You must have Collected and Available Funds in your account which, when added to funds which may be made available under a line of credit, are sufficient to cover your FX Requests. You may initiate an FX Request only if the offsetting debit to your account, including the available line of credit, will not cause you to exceed the account balance according to your records. If your records and ours disagree regarding the account balance, our records will control for purposes of our processing the FX Request.

Unless you have available funds under a line of credit with us, you are obligated to pay us the amount of any FX Request once we receive your FX Request. We will debit the account you specify for the amount of your payment before we process your FX Request. If, for any Business Day, we receive more than one FX Request and/or other items payable from your account, we may debit your account for such FX Requests and items in any sequence we determine in our sole discretion.

If you have available funds under a line of credit with us, we will debit your specified account for the amount of your payment on the settlement date of the FX Transaction. Prior to the settlement date, you can request a change to the specified settlement account for the FX Transaction by using the website for the Service. We will not be obligated to implement such a change, and the change will not be effective until we have had a reasonable opportunity to review and act upon your request.
    REJECTION OF FX REQUESTS
We may reject any FX Request which does not comply with the requirements of this Booklet or the applicable User Documentation, including any processing limits described in such User Documentation, or which we have been unable to verify through use of the Security Procedure. We also may reject any FX Request which exceeds the Collected and Available Funds (including funds made available under a line of credit) on deposit with us in the applicable account. Notice of rejection is given to you by telephone, by electronic means, by facsimile or, in event such notice cannot be given by any of those means, by mail. Notices of rejection will be effective when given.
    CONFIRMATIONS AND SETILEMENTS
You agree that FX Transactions effected through the Service are automatically confirmed and do not require any further confirmation. Foreign exchange transactions effected by a method other than the Service may also be confirmed on the website for the Service in accordance with the User Documentation. Your electronic confirmation of each such foreign exchange transaction shall have the same effect as if you had received a written confirmation from us and had reviewed, manually signed and returned the signed confirmation to us.
    INTERRUPTION OF COMMUNICATIONS
In the event of a service interruption involving the Service, you may effect FX Transactions, confirm FX Transactions, and specify settlement instructions by contacting one of our trading rooms or operations centers by telephone as designated in the applicable User Documentation.
INFORMATION REPORTING
Our Information Reporting Services make certain account, transaction and related information available to help you control and manage your accounts and in connection with any questions raised by you via such Services. This may include information generated from other Services you use. You may have information reported directly to you or, with certain of our Information Reporting Services, reported at your direction to another financial institution or other entity. Detailed information regarding an Information Reporting Service is available in the applicable User Documentation.
    ACCOUNTS OF OTHER COMPANIES/ORGANIZATIONS
You may elect to have accounts of another company/organization reported to you with any of our Information Reporting Services. You agree that, for each such account, the company/organization will provide us with its written authorization, in a form acceptable to us, for us to make that company’s account information available to you. However, you do not need to provide us such written authorization if the other company is a U.S. Subsidiary and its accounts are domiciled in the United States of America. In that case, you represent and warrant that such other company is a U.S. Subsidiary and that it has authorized us to make its account information available to you.
    ACCOUNTS AT OTHER BANKS
You may also elect to have your accounts, or accounts of another company/organization, maintained at another financial institution reported through certain of our Information Reporting Services. If you do so, you agree that you and the other company/organization will authorize the other financial institution to make the reporting information available to us and to take all other actions necessary for us to provide Information Reporting Services to you.
    THIRD-PARTY INFORMATION
If you gain, through your use of one or more Services, access to any information relating to any person other than us, you or any of your Subsidiaries which have authorized your receipt of such information, you agree that you will treat such third-party information as strictly confidential and you shall not disclose it to any person outside your company or to any persons within your company except those who have a need to know. Further, you shall ensure that adequate measures have been taken to prevent the unauthorized use of any such third-party information. You agree that you will not use any such third-party information for your own purposes other than in a communication to us relating to the Service.
LOCKBOX
Our Lockbox Services involve the processing of checks and other payment instruments, such as drafts, that are received at a Lockbox Address or by special arrangement with us, excluding without limitation the processing of cash, stock certificates and tangible valuables. With a Lockbox Service, you instruct your customers to mail checks and other payment instruments you want to have processed under a Service to the Lockbox Address. We are not liable to you for losses you suffer if anything other than checks or other payment instruments are sent to the Lockbox Address. We and/or our agents will have unrestricted and exclusive access to the mail sent to the Lockbox Address.

If we receive any mail containing your lockbox number at our lockbox operations location (instead of the Lockbox Address), we may handle the mail as if it had been received at the Lockbox Address.
    PROCESSING
We will handle checks received at the Lockbox Address according to the applicable Account Agreement, applicable User Documentation and our availability schedule, as if the checks were delivered by you to us for deposit to your designated account, except as modified by this Booklet.

We will open the envelopes picked up from the Lockbox Address and remove the contents. Checks and other documents contained in the envelopes will be inspected and handled in the manner specified in the set-up documents for the applicable Lockbox Address. We capture and report information related to the lockbox processing, where available, if you have specified this option in the set-up documents. As appropriate, we will endorse all checks we process on your behalf and deposit them in the account you designate for the applicable Service.

If we process an unsigned check as instructed in the set-up documents, and the check is paid, but the account owner does not authorize payment, you agree to indemnify us, the drawee bank (which may include us) and any intervening collecting bank for any liability or expense incurred by us or such other bank due to the payment and collection of the check.

If this option is available and if you instruct us not to process a check bearing a handwritten or typed notation “Payment in Full” or words of similar import on the face of the check, you understand that we have adopted procedures designed to detect checks bearing such notations; however, we will not be liable to you for losses you suffer if we fail to detect checks bearing such notations.

Unless we agree otherwise, each Business Day we will prepare and send remittance materials (images via internet, electronic file and/or paper packages) relating to the Lockbox Address to you at the address you specify for that Lockbox Address. The material will include, but is not limited to, any checks not processed in accordance with the set-up documents plus information regarding the deposit for the day. For the wholesale Lockbox Service, the package will also include invoices and other materials received at the Lockbox Address.
    ACCEPTABLE PAYEES
For the Lockbox Address, you will provide to us the names of Acceptable Payees. We will process a check only if it is made payable to an Acceptable Payee and if the check is otherwise processable. In some jurisdictions outside the United States, an Acceptable Payee is limited to you and limited variations of your name. In all other jurisdictions, including the United States, you warrant that each Acceptable Payee is either you or your affiliate. If an Acceptable Payee is your affiliate, then you also warrant that such Acceptable Payee has authorized checks payable to it to be credited to the account you designate for a Lockbox Service. We may require written authorization from any such Acceptable Payee. We may treat as an Acceptable Payee any variation of any Acceptable Payee’s name that we deem to be reasonable.
ONLINE STOP PAYMENT
Our Online Stop Payment Services allow you to electronically place or cancel a Stop Payment Request. This is in addition to your ability to make stop payment requests in person, by telephone or in writing as described in your Account Agreement.

A Stop Payment Request will not be effective until we review our records for the time period specified in the applicable User Documentation, determine that the check has not been paid during that period and respond to you with an online status of your request of “accepted” (rather than “rejected” or “pending”).

A Stop Payment Request terminates at the end of the period designated in the applicable User Documentation, unless the Stop Payment Request is renewed or canceled earlier. A Stop Payment Request is canceled automatically when the account on which the check is drawn is closed or transferred.
    REQUESTING STOP PAYMENTS
You will include in each Stop Payment Request the Magnetic Ink Character Recognition (MICR) serial number and exact amount (dollars and cents) of the check for which payment is being stopped and the account number on which the check is drawn. You understand arid agree that we can only stop a check that shows exactly the same MICR serial number and amount as that included in the related Stop Payment Request since our computer system identifies a check on the basis of the MICR serial number and the exact amount of the check.

You will review your account statements prior to transmitting any Stop Payment Request. You will not transmit any Stop Payment Request relating to a check that has been shown to be paid on such statements.

In some cases, we may pay a check even if a Stop Payment Request is in effect. For example, if one of our branches (or banking centers) or affiliates becomes a “holder in due course” of the check that you asked us to stop, we may still pay the check.

The procedures for placing and acknowledging Stop Payment Requests are described in the applicable User Documentation.

If you use any Online Stop Payment Services with respect to an account connected to a Controlled Disbursement Service, you must follow the procedures in this section rather than the Stop Payment procedures in the Controlled Disbursement Services section.
POSITIVE PAY
Our Positive Pay Services allow you to identify exception items, to request photocopies and/or electronic images of exception items and to instruct us whether to pay or return those items. In many locations, if you send us an issue file, your information may be made available at the teller line. This is called “Teller Positive Pay”, which helps identify fraudulent checks that are presented for payment at many of our banking centers. With Teller Positive Pay, the decision whether to pay such an item may be made by us at the teller line.

On each Business Day, we provide you a report of checks presented to us for payment on the prior Business Day and which we have identified as exceptions based on information you have provided to us and as more fully described in the applicable User Documentation. Exceptions are determined by comparing checks presented to us (either by other depository institutions or, where applicable, for cashing at one of our banking centers) with lists of checks issued or canceled by you which you transmit electronically to us each Business Day by the time specified in the applicable User Documentation. Alternatively, where available, you may choose an option under which we report all checks presented for payment, in which case we will treat all such checks as exception items.

On the same day we report exception items to you, you must notify us, by the deadline specified in the applicable User Documentation, which checks you want us to pay or which to dishonor and return. If you fail to notify us by the deadline, we will handle the exception items in accordance with the prescribed default procedure (which you may choose where the choice is available). Where required, you will indicate which checks you want us to return, having been deemed by you to be fraudulent. Our deadlines, default procedures and procedures for acknowledging pay and return requests are described in the applicable User Documentation. In order to assist you in making your decision whether we should pay or return exception items, you may request a copy of any exception item.
    AUTHORIZED PERSONS
Before using a Positive Pay Service, you give us a written list, in a form acceptable to us, of the persons authorized by you to perform certain duties in connection with such Service.

    ONLINE OPTION
You may access the daily reports of exception items via one of our online systems. Using that system, you must then notify us which exception items to pay or which to return.

You may request photocopies of exception items, which we will fax to you, as more fully described in the applicable User Documentation. Where available, you may arrange to receive and display electronic images of exception items.
    MANUAL OPTION
We provide you a report of exception items. You must then notify us which items to pay or which to return.
    ACKNOWLEDGMENTS
You authorize us to return checks or to pay checks in accordance with your instructions and the default procedure in the applicable User Documentation. We will have no liability for payment of a check which is unauthorized or fraudulent if (i) the check is included in a report of exception items, (ii) you have not selected a return default for exception items and (iii) you do not give us timely instructions to return the check.

You acknowledge that our Positive Pay Services do not preclude our standard check processing procedures, which may cause a check to be dishonored even if your instructions or the default procedure do not otherwise require us to return such check.

You acknowledge that, if you have our Teller Positive Pay Service, the decision whether to pay or not pay an item may be made by us at a banking center.

If you decline to use a Teller Positive Pay Service offered by us or fail to meet your applicable issue file deadlines in the User Documentation, you also acknowledge that, as between you and us, you will bear the full loss on checks which are drawn on your accounts with us and paid by us in good faith if the checks are counterfeits or bear unauthorized alterations to the amounts or unauthorized maker signatures, even if such checks would otherwise be exception items.

You acknowledge that our Positive Pay Services are intended to be used to identify and return checks which you suspect in good faith are fraudulent. They are not intended to be used as a substitute for stop payment orders on checks which are not suspected in good faith to be fraudulent. If we suspect or deem, in our sole discretion, that you are using those Services contrary to those intentions, we may require you to provide evidence that checks we return pursuant to your instructions or the return default, if applicable, were in fact fraudulent. In addition, we may hold you liable for losses we sustain on checks which we are requested to return under these Services and which you do not reasonably establish as fraudulent checks.

We will use reasonable efforts under the circumstances to respond promptly to proper requests for copies of exception items if image items are unavailable, but you acknowledge that our failure to provide copies does not extend the deadlines by which you must notify us of your pay/no-pay decisions.
RECLEAR
Our Reclear Service resubmits a check or other payment instrument to the financial institution on which it was drawn if the check or payment instrument has been returned to us unpaid with the notation “refer to maker”, “nonsufficient funds” or “uncollected funds.” Generally, we will not notify you that such an item has been returned to us unpaid before we reclear it. If a recleared item is returned to us a second time, we will charge your account for the total amount of the check or payment instrument. We generally total your returned items each day, debit your account for the total amount and then send the returned checks and payment instructions to you. The items we send to you serve as your notice of the nonpayments.
RE-PRESENTMENT CHECK (RCK)
Our RCK Services allow you to collect eligible RCK checks that have been returned for insufficient or uncollected funds, using the ACH Services within the United States of America, as described in the applicable User Documentation. The creation of the RCK Entries on your behalf by us using the ACH Services will be subject to the terms and conditions of the ACH Service section of this Booklet, including but not limited to the Security Procedures requirements described in that section. The capitalized ACH terms appearing in italics below are defined in the NACHA Rules.
    YOUR RESPONSIBILITIES
You authorize us to create RCK Entries on your behalf as provided in the User Documentation and the NACHA Rules. You are deemed to be the Originator under the NACHA Rules, and on each day you use a Service, you represent and warrant that (i) you have obtained all necessary authorizations from the Receiver prior to the initiation of any corresponding ACH Entry for a RCK and (ii) you accept as Originator all liability corresponding to the representations and warranties we as ODFI make under the NACHA Rules regarding RCK.

You shall pay us for the amount of any returned debit Entries (including rejected debit Entries) or any adjustment Entries accepted by us and which we have previously credited to your account. Such amounts shall be immediately due and payable by you to us. Returned debit Entries appear on your reports to the extent agreed by you and us, and you agree that we do not need to send a separate notice of debit Entries which are returned unpaid.
    COMPLIANCE WITH NACHA RCK RULES AND LAWS
You agree to comply with the NACHA Rules for all Entries whether or not an Entry is sent through the ACH network. You act as an Originator and we act as an ODFI with respect to Entries. The NACHA Rules govern if they conflict with this Booklet, except that the file specification requirements in the User Documentation govern if they conflict with the NACHA Rules.

Each time you use an RCK Service (i) you warrant that you have obtained the appropriate authorization from each Receiver and the Entries conform to the authorization and comply with the NACHA Rules and (ii) you make the same warranties to us as we make under Section 2.2 or any successor section of the NACHA Rules.
TAX PAYMENTS
Our Tax Payment Services allow you to instruct us, using a touchtone telephone or our Software on your computer, to pay any of your taxes which are reported or filed using the tax forms as more fully described and specified in the applicable User Documentation. Based on your Tax Payment Instructions, we prepare and remit your tax deposits. Each of these Services is described in the applicable User Documentation.

    SECURITY PROCEDURE
You agree to use the Security Procedure, if any, when you deliver Tax Payment Instructions and, as provided in the applicable User Documentation, cancellation requests to us. The purpose of the Security Procedure is to verify the authenticity of Tax Payment Instructions or cancellation requests and not to detect errors in the transmission or content of these messages. You represent and warrant each time you use a Tax Payment Service that, in view of your requirements, the Security Procedure is a satisfactory method of verifying the authenticity of these messages. You agree we may act on any Tax Payment Instructions or, as provided in the applicable User Documentation, cancellation requests, the authenticity of which we have verified through the use of the Security Procedure.
    CUTOFF TIMES
You must comply with the deadlines specified in the applicable User Documentation for initiation of Tax Payment Instructions. If a Service allows you to send instructions to us after the cutoff time, or on a non-Business Day, we may treat these instructions as if we received them on the next Business Day.
    COMMUNICATION EXPENSE AND RISK
Transmission of Tax Payment Instructions to us will be at your expense, except that we may provide a toll-free number telephone service. If that service is disrupted for any reason, you have the responsibility and risk of using alternative means of communicating Tax Payment Instructions to us accurately and in time for us to perform any Tax Payment Service.
    REQUIRED INFORMATION
You will furnish us with all required information and authorizations at the times, in the manner and with the content specified in the applicable User Documentation.
    TAX FORMS AND REMITTANCES
After we have received complete Tax Payment Instructions from you, we prepare the related tax forms (which may be on a magnetic tape or by electronic transmission as authorized by the Internal Revenue Service or other tax authority, as applicable) for submission to the appropriate tax authority.

If permitted by the input method, you may specify a settlement date in accordance with the User Documentation. If you use a touchtone phone as your input method, you may request a specified settlement date by calling the designated customer representative for the applicable Tax Payment Service.

For purposes of these Services, settlement date means the date you specify that the taxing authority’s account is to be credited. If you do not specify a settlement date, we will pay the amount you specify on or before the tax due date. If you specify the settlement date, payment will be made on the settlement date.
    ACCOUNT DEBITS
If you do not specify a settlement date, we debit your account for any tax payment on the Business Day of transmission. If you specify a settlement date, we generally debit your account on the settlement date unless you are prefunding your tax payments. Prefunding means that you pay for all tax payments by such time before the settlement date as we may specify. At our discretion, we may at any time without notice debit your account on the Business Day that Tax Payment Instructions are transmitted to us (or on any other later date). If we debit the funds on the transmission date (or any other date before the payment date), we hold the funds as a deposit liability to you, and not as trust funds, until the date when we remit the funds to the appropriate tax authority. We will not pay you interest on the funds.

We reserve the right to debit your account and to make a tax payment on your behalf earlier than the tax due date if the information in your Tax Payment Instruction is unclear or inadequate to permit us to determine the later due date under the applicable Tax Payment Service or if we otherwise reasonably decide that any delay in the payment of the tax may expose you to liability for a tax penalty. In such case we will not be liable to you for any lost use of funds.
    REJECTION OF INSTRUCTIONS
We may reject your instructions during or immediately after transmission to us if they do not comply with the requirements of this Booklet or the applicable User Documentation or which we have been unable to verify through use of the Security Procedure. You will be informed of any such rejection only as specified in the applicable User Documentation, and no other notice of rejection will be provided.

In addition, we may decline to perform any Tax Payment Service or to report any tax, file any tax form, or pay any related tax for you, even if we have received instructions to do so, if the tax payment and our related service fees and charges exceed the Collected and Available Funds on deposit in your account or your ACH processing limit. If we reject a Tax Payment Instruction for that reason, we will promptly notify you by telephone or facsimile transmission in which case we will not be liable to you for the tax payment, any interest on the amount of your tax liability, or for any tax penalty imposed on you in connection with the tax liability. You agree these means of communication are a reasonable means of notifying you.
    CANCELLATION
Subject to the provisions in the User Documentation, you may cancel a Tax Payment Instruction prior to disconnection of the telephone call in the case of an instruction initiated by touchtone telephone or prior to transmission to us of an instruction initiated through your computer.

Thereafter, a Tax Payment Instruction may be canceled only if:
•	The tax payment has not been remitted, credited or otherwise made available to a tax authority;

•	A request to cancel provides sufficient information for us to effect the request; and

•	The request is received by us by telephone or, at the option of either you or us, in writing (including facsimile transmissions) in time (but in no event later than the deadline specified in the applicable User Documentation) to afford us a reasonable opportunity to effect the request.
    OVERPAYMENTS
If we make an overpayment of your tax liability due to our error, we will recredit your account for the amount of the overpayment, and you agree to take such actions as we reasonably request to obtain a refund of the overpayment and to arrange for payment of such refund to us. In any event, you agree to repay us for any overpayment upon the earlier of (i) your recovery of such overpayment or (ii) the application of the related tax credit to another of your tax payment obligations.

    RECORDS AND NOTICE OF ERRORS
We will provide you with statements and confirmations containing information about your tax payments in accordance with and subject to the applicable User Documentation.

Nothing in this Booklet relieves you of any duty imposed by law or contract regarding the maintaining of records or from employing adequate audit, account and review practices customarily followed by similar businesses. You will promptly review for accuracy all records, information and statements delivered from time to time to you by us.

You must send us written notice, with a statement of relevant facts, within 14 days after you receive the first notice or statement indicating a discrepancy between our records and yours. If you fail to give the required notice, we will not be liable for any loss of interest or for any compensation for any other loss or cost relating to an unauthorized or erroneous debit to your account or because of any other discrepancy in the notice or account statement. You must notify us promptly by telephone, confirmed in writing, if you learn or discover from any source other than a notice or statement from us of information concerning an unauthorized or erroneous debit to your account.
    SUPPLEMENTAL LIMITATION OF LIABILITIES
For each Tax Payment Service, this section supplements the Limitation of Liabilities section of this Booklet.

If any Tax Payment Service is interrupted for any reason and you are unable to complete transmission of your Tax Payment Instruction to us, you will not be relieved of your obligation to make any tax payment otherwise contemplated to be made by such Service. We will not incur any liability if you fail to make any required tax payment by other means in the event of such interruption.
WIRE TRANSFER AND INTERNATIONAL ELECTRONIC FUNDS TRANSFERS
This section applies to our U.S. domestic and worldwide wire and internal funds transfer services and to our International Electronic Funds Transfer Services outside the United States of America. It does not apply to ACH Services within the United States of America, which are covered in the “Automated Clearing House (ACH)” section of this Booklet.

Wire Transfer and International Electronic Funds Transfer Services permit you to transfer funds electronically and, as appropriate, to transmit related messages as more fully described in the applicable User Documentation. These transfers are typically from your accounts with us to other accounts at our bank, at our affiliated banks or at other eligible banks. These transfers may also include transfers to your accounts with us from your accounts at other banks. These transfers may be made according to a specific request from you or according to your standing instructions (which may include daily sweeps from your accounts at our affiliated banks to your account with us). They also may be low-value batch payments made according to multiple requests within a single electronic data file for transfers to or from your accounts.
    MULTIBANK
The Multibank Service permits you to relay through us your instructions to another bank to wire transfer funds from one of your accounts held at that other bank. Where feasible, we will reformat your instructions for SWIFT and relay it by SWIFT to the appropriate bank, subject to the Business Day schedules for us,

SWIFT and the paying bank. Otherwise, we will use whatever means or medium we deem appropriate, including use of third-party facilities, to relay your instructions to another bank.

Before using the Multibank Service, you must provide us with the account number and bank name for each account to be debited using this Service. You also must provide the bank holding the debit account with express, written authorization (with a copy to us where requested) to act on instructions we send to it under this Service. You agree that we may rely on that authorization until we have had a reasonable opportunity to act on notice that it has been revoked.

Multibank instructions are not payment orders to us, and we have no obligation to execute, transmit or accept any payment orders made to us under the Multibank Service.

We reformat and transmit your payment order to another bank, and we have no duty to do so if your request is defective, incomplete, erroneous or inconsistent with the terms of this Booklet. We may act on your Multibank instructions as we reasonably consider appropriate notwithstanding any error, omission, defect or lack of clarity in its terms and even if the instructions appear to duplicate other Multibank requests. You agree that your indemnity of us, as set forth in the “Protection From Third Parties” section of this Booklet, applies to any claims by another bank based on our sending a Multibank instruction containing any error, omission, defect or lack of clarity.

If you wish to cancel or amend a payment order set forth in a Multibank instruction, you must contact the bank to which the payment order is directed and act in accordance with its procedures.

Reports on Multibank instructions which we have processed will be included in an Information Reporting Service which you have arranged to use.
    COMPLIANCE WITH RULES AND LAWS
You agree to comply with all applicable payment system rules, including the national payment system rules and any other applicable laws and regulations of the receiving country of your transaction. You also agree to comply with the authorization and notice requirements applicable to any Request to debit another person’s account.
    AUTHORIZED PERSONS
Before using a Wire Transfer or International Electronic Funds Transfer Service, you give us a written list, in a form acceptable to us, of the persons authorized by you to perform certain duties in connection with such Service.
    SECURITY PROCEDURE
You agree to use a Service in accordance with the relevant Security Procedure, if any. The purpose of the Security Procedure is to verify the authenticity of Requests delivered to us in your name and not to detect errors in the transmission or content of Requests. You represent and warrant each time you use a Wire Transfer or International Electronic Funds Transfer Service that, in view of your requirements, the Security Procedure is a satisfactory method of verifying the authenticity of Requests.

You agree that we may act on Requests, even if they are unauthorized, if we act in good faith and comply with the applicable Security Procedure and any written agreement with you restricting our action on Requests. In such cases, we may enforce or retain your payment to us for such Requests; provided, however, we may not enforce or retain payment if you prove that the unauthorized Requests were not caused by a person (i) entrusted at any time to act for you with respect to Requests or the applicable Security Procedure, (ii) who obtained access to your premises, computer equipment or transmitting facilities or (iii) who obtained, from a source controlled by you, information (such as keys and passwords) which facilitated breach of the applicable Security Procedure.
    ACCOUNT DEBITS
You must have Collected and Available Funds in your account which, when added to funds which may be made available under a line of credit, are sufficient to cover your Requests. You may initiate a Request only if the offsetting debit to your account, including the available line of credit, will not cause you to exceed the account balance according to your records. If your records and ours disagree regarding the account balance, our records will control for purposes of our processing the Request.

You are obligated to pay us the amount of any Request once we act on, other than to reject, your Request. At our discretion, we may at any time without notice require payment before we process your Request. Even if we have done so in the past, we are not obligated to process any Request without having first been paid by you, but, if we do, the amount is immediately due and payable without notice or demand.

Prior to initiating any wire transfer Request to debit an account of a third party, you must provide us with documents, in a form acceptable to us, evidencing the third party’s authorization.

You will pay us for the amount of any returned or rejected debit transactions, or any adjustments, which we previously credited to your account.

If, for any Business Day, we receive more than one Request and/or other items payable from your account, we may debit your account for such Requests and items in any sequence we determine in our sole discretion.
    ACTING ON REQUESTS
We will use any means of transmission, funds transfer system, clearing house or intermediary bank we reasonably select to transfer funds.

After we receive a Request by the applicable processing deadline (as specified in the applicable User Documentation), but no later than the value date stated in your Request (if such date is not earlier than the day such Request is received), we will act upon such Request by making applicable accounting entries or by transmitting payment instructions to the applicable bank or other party. If applicable, our acting on your Request will also be subject to the business day schedule of any of our banking centers or affiliates holding an account to be debited or credited under a Service. We may treat Requests we receive after a deadline as if we received them on the next Business Day. International Electronic Funds Transfers will be deemed received by us when we receive the complete electronic data file at the location specified in the applicable User Documentation.
    REJECTION OF REQUESTS
We may reject any Request which does not comply with the requirements of this Booklet or the applicable User Documentation, including any processing limits described in such User Documentation, or which we have been unable to verify through use of the Security Procedure. We also may reject any Request which exceeds the Collected and Available Funds (including funds made available under a line of credit) on deposit with us in the applicable account. We may also reject any Request if it may be returned for any reason under the applicable national payment system rules of the receiving country of your transaction. Notice of rejection is given to you by telephone, by electronic means, by facsimile or by mail. Notices of rejection will be effective when given.
    CANCELLATION OR AMENDMENT
We have no obligation to cancel or amend Requests after we receive them or to cancel or amend any particular funds transfer requested by a standing instruction which is in effect. If you send us a Request instructing us to cancel or amend a prior Request and we are able to verify the authenticity of the cancellation or amendment Request using the Security Procedure, we will make a reasonable effort to act on that Request, but we will not be liable if it is not effected. You agree to indemnify us against and hold us harmless from any and all liabilities, claims, costs, expenses and damages of any nature, including Legal Expenses, we incur in connection with your Request to amend or cancel. Your obligations under this provision will survive termination of these Wire Transfer and International Electronic Funds Transfer Services.
    PROVISIONAL PAYMENTS
Payment by us for any transaction we credit to your account is provisional until we receive final settlement for the transaction. If final settlement is not received, we are entitled to a refund and we may charge your account for the amount credited. We may delay the availability of any amount credited for a transaction if we believe that there may not be sufficient funds in your account to cover chargeback on return of the transaction.
    INCONSISTENCY OF NAME AND NUMBER
A beneficiary’s bank (including us when we are the beneficiary’s bank) may make payment to a beneficiary based solely on the account or other identifying number. We or an intermediary bank may send a Request to an intermediary bank or beneficiary’s bank based solely on the bank identifying number. We, any intermediary bank and any beneficiary’s banks may do so even if the Requests include names inconsistent with the account or other identifying number as long as the inconsistency is not known by us or such other bank. Neither we nor any other bank has a duty to determine whether a Request contains an inconsistent name and number.
    NOTICE OF ACCOUNT STATEMENT DISCREPANCIES
Information concerning payments made pursuant to your Requests will be reflected in your account statements and, in some cases, in written or electronic advices and reports produced through one of our Information Reporting Services. You must send us notice, in writing or by electronic means approved by us for such purpose, with a statement of relevant facts, promptly after you receive the first notice or statement indicating a discrepancy between our records and yours. If you fail to give the required notice within 14 days, we will not be liable for any loss of interest or for any compensation for any other loss or cost relating to an unauthorized or erroneous debit to your account or because of any other discrepancy in the notice or account statement. You must notify us promptly by telephone, confirmed in writing, if you learn or discover from any source other than a statement, advice or report from us of information concerning an unauthorized or erroneous debit to your account.
ELECTRONIC TRADE SERVICES
Our Electronic Trade Services allow you to (i) initiate collections; (ii) instruct us to advise you of our receipt or confirmation, or the payment, of Export Letters of

Credit and Advised Standby Letters of Credit received by us and naming you as beneficiary; (iii) request full or partial transfers of your Export Letters of Credit or full transfers of your Advised Standby Letters of Credit; (iv) prepare documents in connection with your Export Letters of Credit; (v) access reports on letter of credit transactions, open account transactions, collections and banker’s acceptances; (vi) initiate open account transactions; (vii) instruct us to advise you of our receipt of purchase orders received by us and naming you as the supplier; and (viii) instruct us to issue standby and import letters of credit and guarantees. Detailed information regarding each Service is found in the applicable User Documentation.
ADVISED STANDBY LETTERS OF CREDIT
Our Advised Standby Letters of Credit Service allows us to advise you by electronic transmission of (I) our receipt of any standby letter of credit naming you as beneficiary; (ii) the status of any documents or payments with regard to any Standby Advised Letter of Credit; (iii) our confirmation of any such letter of credit; and (iv) any payment made pursuant to a drawing under any such letter of credit.

You may elect to have standby advised letters of credit of a Subsidiary or other entity reported to you with our Electronic Trade Letters of Credit Service. You agree that the Subsidiary or other entity will provide us with a written authorization, in a form acceptable to us, for us to make that Subsidiary on other entity’s information available to you.

Full Transfers. You may request the transfer, without substitution of invoices, of all of your rights as beneficiary of Advised Standby Letters of Credit by submitting to us, for each transfer, a request providing the following information:
•	Standby Letter of Credit number

•	name of issuing bank

•	our advice number

•	name and address of second beneficiary’s advising bank

•	name and address of second beneficiary

•	date of application
If we approve the transfer, we will place the appropriate endorsement on the Advised Standby Letter of Credit and send it to the second beneficiary or send the second beneficiary a transferred letter of credit document prepared by us. The second beneficiary will have sole rights as beneficiary, whether existing now or in the future, including sole rights to agree to any amendments, including increases on extensions or other changes.

General. The Advised Standby Letter of Credit and the transfer must be subject to UCP on ISP98, and our rights hereunder are in addition to rights we have under UCP or ISP98, as applicable.

You must provide us the original advised Standby Letter of Credit and any existing amendments. You understand that we may, at our sole discretion, refuse to approve any full or partial transfer to a second beneficiary. You acknowledge that due to conditions of the original Advised Standby Letter of Credit, certain proprietary information may be disclosed to the second beneficiary and/or to the applicant under the original Advised Standby Letter of Credit. We will have no liability to you in the event of such disclosure and, in such event, you will indemnify and hold us harmless from all claims of third parties. You acknowledge that your rights as beneficiary in the original Advised Standby Letter of Credit are irrevocably transferred to the second beneficiary(ies) who shall have sole rights. In that connection, your approval is not required for us to honor a discrepant presentation made by the second beneficiary.

For our transfer fee, we may debit your account(s) with us, which you may designate subject to our reasonable approval. You also agree to pay us on demand any expenses which may be incurred by us in connection with this transfer.
COLLECTIONS
Our Electronic Trade Collections Service allows you to initiate a collection (as that term is defined in the Uniform Rules for Collections) by delivering an instruction to a collecting bank.

The instruction will be on a form prescribed by us, but we will not have any responsibility or liability for the terms and conditions of any instruction; you accept all such responsibility and liability. Each collection will be governed by the Uniform Rules for Collections. You will promptly transmit to us a copy of the completed collection form and, upon our request, will provide to us copies of the underlying documentation.

You represent and warrant to us as of the date you transmit the instruction form to us that the collection is not prohibited under the foreign asset control or other regulations of the United States of America or the applicable laws of any other jurisdictions.

Upon our receipt of any payment of a collection, the amounts received (less related changes, disbursements and/or expenses) will be paid to you, except that if we are required to return any such payment received upon the insolvency, bankruptcy or reorganization of the presenting bank or collecting bank or other third party or for any other reason, you will repay to us the amount paid by you together with interest thereon from the date we returned the payment and so notified you at the rate specified by us in our schedule of charges. Unpaid items and related documents received by us may be returned to you by regular mail at the address specified in the Authorization and Agreement Certification form which accompanied this Booklet on such other address as may be notified by you in writing.
EXPORT LETTERS OF CREDIT
Our Export Electronic Trade Letters of Credit Service allows you to prepare export documents using electronic data captured through our electronic advise process and allows us to advise you by electronic transmission of (i) our receipt of any Export Letter of Credit naming you as beneficiary, including the wording of an Export Letter of Credit so you can prepare export documents as per the Export Letter of Credit; (ii) the status of any documents or payments with regard to any Export Letter of Credit; (iii) our confirmation of any such letter of credit and (iv) any payment made pursuant to a drawing under any such letter of credit.

You may elect to have export letters of credit of a Subsidiary or other entity reported to you with our Export Electronic Trade Letters of Credit Service. You agree that the Subsidiary or other entity will provide us with a written authorization, in a form acceptable to us, for us to make that Subsidiary or other entity’s information available to you.

You may prepare shipping documents based on your Export Letter of Credit advised details. You may then edit and locally print those documents and courier them to us for presentation.

REQUESTS FOR TRANSFERS
Partial Transfers. You may request the partial transfer, with or without substitution of invoices, of Export Letters of Credit by submitting to us, for each transfer, a request providing the following information:
•	whether the transfer is with or without substitution of invoices

•	Export Letter of Credit number

•	name of issuing bank

•	our advice number

•	name and address of second beneficiary’s advising bank

•	amount to be transferred

•	description of merchandise subject to the transfer

•	name and address of second beneficiary

•	unit price

•	expiration date of transfer Export Letter of Credit

•	latest shipment date

•	number of days after shipment within which documents must be presented

•	insurance percentage (if applicable)

•	date of application
If we approve the transfer, we will advise the second beneficiary of the terms and conditions of the transferred credit by full text teletransmission, mail/airmail or courier (as we deem appropriate).
With respect to all partial transfers, whether with or without substitution of invoices, you may refuse to allow us to notify the second beneficiary(ies) of any future amendment(s) received under the original Export Letter of Credit.
If you elect transfer with substitution of invoices, then, on our demand, you will deliver to us within one (1) Business Day your draft, commercial invoice and any other required documents in compliance with the terms of the original Export Letter of Credit. The draft and documents are in substitution of those presented by the second beneficiary. When (i) the documents of the second beneficiary and the substitution documents from the first beneficiary are determined to comply with the terms of the Export Letter of Credit or, if determined to be discrepant, are taken up by the issuing bank and (ii) we are in receipt of funds, we will pay you in accordance with your instructions for the amount of the difference between your draft and the draft of the second beneficiary, less any fees due and payable to us in connection therewith. If you fail, at our demand, to deliver to us your drafts, invoices and other required documents as stated above, you acknowledge our right to present invoices and other documents received from the second beneficiary in accordance with the instructions of the original Export Letter of Credit. You also understand that we will not pay you the difference between the amount of the draft of the second beneficiary and the amount authorized to be paid to you under the original Export Letter of Credit.
Full Transfers. You may request the transfer, without substitution of invoices, of all of your rights as beneficiary of Export Letters of Credit by submitting to us, for each transfer, a request providing the following information:
•	Export Letter of Credit number

•	name of issuing bank

•	our advice number

•	name and address of second beneficiary’s advising bank

•	name and address of second beneficiary

•	date of application
If we approve the transfer, we will place the appropriate endorsement on the Export Letter of Credit and send it to the second beneficiary or send the second beneficiary a transferred letter of credit document prepared by us. The second beneficiary will have sole rights as beneficiary, whether existing now or in the future, including sole rights to agree to any amendments, including increases or extensions or other changes.
General. The Export Letter of Credit and the transfer must be subject to UCP and our rights hereunder are in addition to rights we have under UCP.
You must provide us the original Export Letter of Credit and any existing amendments. You understand that we may, at our sole discretion, refuse to approve any full or partial transfer to a second beneficiary. You acknowledge that due to conditions of the original Export Letter of Credit, certain proprietary information may be disclosed to the second beneficiary and/or to the buyer under the original Export Letter of Credit. We will have no liability to you in the event of such disclosure and, in such event, you will indemnify and hold us harmless from all claims of third parties. You acknowledge that your rights as beneficiary in the original Export Letter of Credit (up to the amount shown in your request with respect to partial transfers) are irrevocably transferred to the second beneficiary(ies) who shall have sole rights (but only up to the amount shown in your request in the case of a partial transfer). In that connection, your approval is not required for us to honor a discrepant presentation made by the second beneficiary.
For our transfer fee, we may debit your account(s) with us, which you may designate subject to our reasonable approval. You also agree to pay us on demand any expenses which may be incurred by us in connection with this transfer.
INFORMATION REPORTING
We will make available to you, subject to the terms of the Information Reporting section of this Booklet, reports on import, export and standby letter of credit transactions, banker’s acceptances, collections and open account transactions, as more fully described in the applicable User Documentation.
OPEN ACCOUNT
Our Electronic Trade Open Account Service permits you electronically to (i) inform us of your purchase order details, instruct us on examining import documents for compliance with your purchase orders and instruct us to pay the presenting party and (ii) receive notification of open account transactions initiated through electronic means.
Purchase Orders. You will electronically transmit to us, in accordance with applicable User Documentation, files of purchase orders you have sent to your vendors with instructions to present documents to us. The electronic files will be in such format(s) and transmitted through such channel(s) as you have selected and we have approved. If you are not requesting us to issue an import letter of credit, each transaction will be flagged as an “open account” payment type.

When we receive import documents, we will review them according to your purchase order terms. If and as provided by the open account payment type selected by you, we will match the import documents against the pertinent purchase orders housed on our electronic database in accordance with the parameters established by you and accepted by us. We will pay the presenting vendors as provided under the open account payment type selected by you from the following three types:
•	importer matching — you match the import documents against your copy of the pertinent purchase order and instruct us how much to pay to the presenter and when to pay;

•	bank matching — we match the import documents against our electronic file of the pertinent purchase order, following the parameters established by you; we then electronically inform you, indicating whether they are compliant or non-compliant, and await your payment instructions; and

•	auto-pay — we match the documents as described above, and, if we determine they are compliant, make payment to the presenter, but only if you have sufficient Collected and Available Funds in the account you have designated for such purposes; if we determine that the documents are non-compliant, we make payment only upon your express instructions.
Notification of Open Account Transactions. With respect to open account notification letters, we will notify you electronically of (i) our receipt of such notices naming you as vendor and (ii) any payments made pursuant to drawings under such open account transactions. We will notify your vendors by Trade Direct, fax, courier or mail as instructed by you.
STANDBY AND IMPORT LETTERS OF CREDIT
Our Electronic Trade Letters of Credit Service allows you to request us, by electronic or fax transmission, to issue an import or standby letter of credit or a guarantee. Each letter of credit or guarantee which we agree to issue will be for your account or the account of another entity you designate. Each commercial letter of credit we issue will be subject to the UCP and, when applicable, the eUCP, and each standby letter of credit we issue will be subject to the ISP98. As a condition to our agreement to issue a letter of credit or guarantee, we may require you at any time to make with us a cash deposit, which may not accrue interest or earnings credit, and to grant us a security interest in the underlying goods and documents of title and/or any other property or accounts as we reasonably determine as security for your obligations to us. A letter of credit may be issued by any of our authorized offices within or outside the United States of America. A guarantee may be issued by any of our authorized offices outside the United States of America.
YOUR RESPONSIBILITIES
You represent and warrant to us as of the date of issuance of each import letter of credit and each drawing that:
•	You or the importer has obtained all import and export licenses, registrations, filings and approvals required by any governmental authority for the goods and documents described in the letter of credit.

•	The transactions underlying the letter of credit are not prohibited under the foreign asset control or other regulations of the United States of America or the applicable laws of any other jurisdiction.
You will obtain, or cause to be obtained, insurance covering fire and other usual risks on all goods described in each import letter of credit issued by us.

You will reimburse us upon demand all monies paid by us under or in respect of each such letter of credit or guarantee, including payments on any draft, acceptance, order, instrument on demand drawn or presented under the letter of credit or guarantee. You will pay us on demand interest on all amounts paid by us or any other drawee under each letter of credit or guarantee from the date of such payment until we receive reimbursement at a rate per annum specified in the applicable user Documentation. You will reimburse us in the currency in which the letter of credit or guarantee is denominated (or, at our option, the equivalent of the denominated currency amount in U.S. Dollars or the currency of the country in which the letter of creditor guarantee was issued at the rate of exchange quoted by us in the city in which the letter of credit or guarantee was issued for the sale of the denominated currency against U.S. Dollars or such other currency on the date on which the denominated currency amount is paid by us). Regardless of the expiration of the letter of credit or guarantee, you will remain liable for all such amounts until we are released from liability to all persons entitled to draw or demand payment under the letter of creditor guarantee.
You will pay us Legal Expenses incurred by us in connection with each letter of credit or guarantee including without limitation our defense of any proceeding initiated by you to enjoin payment or negotiation by us of a letter of credit or guarantee even if you are awarded such relief, provided only that we have acted in good faith in defending such action.
If you request the issuance of a letter of credit or guarantee listing one of your Subsidiaries or another entity as the account party, each such request will be considered a request by you for the issuance of a letter of credit or guarantee, and you will assume all liabilities and obligations with respect to such letter of credit or guarantee. You represent and warrant to us that you will derive substantial economic benefit from each underlying transaction relating to each request for the issuance of a letter of credit or guarantee listing your Subsidiary or another person as the account party. Your obligations under each letter of credit or guarantee will not be released or discharged if:
•	We attempt to collect any payment under such letter of credit or guarantee directly from the Subsidiary or such other entity.

•	Any bankruptcy, reorganization, insolvency, receivership, moratorium or other such action effecting creditors generally is filed by or against the Subsidiary or such other entity.

•	We receive payment from the Subsidiary or such other entity, but it is subsequently rescinded or must be returned by us.
OUR RESPONSIBILITIES
If we accept your request, we will issue the import or standby letter of credit as described in your electronic or fax transmission and pursuant to this Booklet and the UCP (with regard to import letters of credit) and ISP98 (with regard to standby letters of credit). If we accept your request, we will issue the guarantee as described in your electronic or fax transmission and pursuant to this Booklet.
We will pay each commercial letter of credit pursuant to its terms, this Booklet and the UCP. We will pay each standby letter of credit pursuant to its terms, this Booklet and the ISP98. We will pay each guarantee pursuant to its terms and this Booklet.
CHANGE OF LAW OR REGULATION
If, subsequent to the issuance date of a letter of credit or guarantee, we determine that the introduction of or any change in the interpretation of any law,

rule, regulation or guideline or the request of a central bank or other governmental authority will increase our costs relative to our providing the Electronic Trade Letters of Credit Service, as set forth below, then, on demand, you will pay us additional amounts sufficient (as determined by us) to compensate us for such increased cost. Such increased costs could include: (i) reserve, deposit, assessment or similar requirements or (ii) increases in capital adequacy requirements.
DEPOSIT ON TERMINATION EVENT
If there occurs an event which permits us, under the Termination section of this Booklet, to terminate this Service immediately, you will deposit with us, on demand and as cash security for your obligations to us, an amount equal to the aggregate undrawn amount of the letters of credit and guarantees issued by us in the same currency as the letter of credit or guarantee, or, at our option, its equivalent in U.S. Dollars or the currency of the country in which the letter of credit or guarantee was issued. You will not withdraw any amount so deposited except to the extent such amount exceeds the undrawn and unreimbursed amount of the letter(s) of credit and guarantees. If the amount deposited by you under this Booklet for a letter of credit is in a currency different than the currency in which the letter of credit or guarantee is payable and the amount so deposited becomes less than the value of the undrawn amount of the letter of credit or guarantee because of any variation in rates of exchange, you will deposit with us additional amounts in such other currency so that the total amount deposited by you under this Booklet is not less than the equivalent value of the undrawn amount of the letter of credit or guarantee, determined by using the rate of exchange quoted by us on the date of our latest demand.
SUPPLEMENTAL LIMITATION OF LIABILITIES AND INDEMNIFICATION FOR ALL ELECTRONIC TRADE SERVICES
For each Electronic Trade Service, this section supplements the Limitation of Liability section of this Booklet.
You have sole responsibility for determining the level of security you require and assessing the suitability of the security procedures for these Services. We have no duty to investigate the authenticity of any application, instruction or other communication you provide us using an Electronic Trade Service. Also, we will have no liability to you for acting upon any application, amendment another communication purportedly transmitted by you, even if such application, amendment on message:
•	Contains inaccurate or erroneous information.

•	Constitutes unauthorized or fraudulent use of an Electronic Trade Service.

•	Includes instructions to pay money or otherwise debit or credit any account.

•	Relates to the disposition of any money, securities or documents.

•	Purports to bind you to any agreement or other arrangement with us or with other persons or to commit you to any other type of transaction or arrangement.
We are authorized, but not obliged, to rely upon and act in accordance with any application, instruction, consent or other communication by fax or other electronic transmission (including without limitation any transmission by use of our Software or the internet) received by us purporting to be a communication on your behalf without inquiry on our part as to the source of the transmission or the identity of the person purporting to send such communication. We are also authorized, but not obliged, to rely upon and act in accordance with any application, instruction, consent another communication by telephone, purporting to be a communication on your behalf by an authorized person designated by you.
GENERAL PROVISIONS
CHANGES TO A SERVICE
You may request us at any time to change the processing instructions for any Service. We are not obligated to implement any requested changes until we have had a reasonable opportunity to act upon them. In making changes, we are entitled to rely on requests purporting to be from you. For certain changes, we may require that your requests be in writing, in a form and manner acceptable to us, or be from an authorized person you designate. In addition, certain requests for changes may be subject to our approval.
We may change, add or delete any of the terms and conditions applicable to any or all Services upon 30 days prior notice to you in writing or by electronic means. Your continued use of or failure to terminate any Service, after the effective date of the change, will indicate your agreement to the change.
COMMUNICATIONS
Any written notice or other written communication to be given under the terms of this Booklet will be addressed to the applicable address specified on the Authorization and Agreement form you return to us, except as you or we specify otherwise in writing in conjunction with your accounts or particular Services. Notices are effective upon receipt, except as otherwise provided in this Booklet or any Materials.
You agree that we may electronically monitor and/or record any telephone communications with you in those countries which permit that practice. If our records about any such communication are different from yours, our records will govern.
If you choose to use unencrypted electronic mail to initiate payment requests or other instructions or otherwise communicate with us, your use of such electronic mail with respect to a Service will be subject to the terms and conditions of this Booklet and will comply with the applicable User Documentation. In addition, you agree to bear the risk that such electronic mail may be corrupted, modified, garbled or hacked or its confidentiality may be breached by a third party and the risk that we will rely on such mail, which appears to be from you but which is unauthorized, and that such reliance will result in a loss.
CONFIDENTIALITY
OUR OBLIGATION
We acknowledge that information we obtain from you in connection with any Service we provide to you under the terms of this Booklet may be confidential. We will maintain the confidentiality of such information in accordance with our normal procedures for safeguarding customer information and the policy reflected in the Bank of America Corporation Code of Ethics.
YOUR OBLIGATION
You acknowledge our claim to proprietary rights in the Materials and that the Materials constitute our “trade secrets” or trade secrets of our licensors or vendors. You understand that all Materials are confidential and you will:
•	Safeguard the Materials at all times.

•	Establish and maintain procedures to assure the confidentiality of the Materials and any password or code subsequently changed by you.

•	Use the Materials only for the purposes for which we provide them.

•	Notify us promptly by telephone, confirmed in writing, if any Materials are lost or their confidentiality is compromised.
You will not, nor will you allow anyone else to, do any of the following without our prior consent:
•	Disclose any Materials to any person or entity, except to your employees and agents with a need to know the Materials.

•	Make any copies, in whole or in part, of any Materials in whatever form or medium (electronic, printed or otherwise) in which they may exist from time to time, except as provided in the Software License section.

•	Translate, reverse engineer, disassemble or decompile any Software or security devices.
These confidentiality obligations continue after a Service you are using is terminated.
You have sole responsibility for the custody, control and use of all Materials. You agree that no individual will be allowed to initiate a request another instruction contemplated in this Booklet or to have access to any Materials without proper supervision and strict security controls. If a Service requires use of user identification codes or passwords, we will be fully protected in relying on the correct user identification codes and passwords, as described in the relevant User Documentation.
GENERAL
This section does not limit either party’s ability to disclose information (i) that the other party has approved by prior writing for disclosure; (ii) that is disclosed to its professional advisors or auditors; (iii) that becomes public other than through a breach of these confidentiality obligations, (iv) that was in its possession or available to it from a third party prior to its receipt of it in connection with any Service, (v) which is obtained by it from a third party who is not known by it to be bound by a confidentiality agreement with respect to that information, (vi) as required or requested by any securities exchange on regulatory body to which either party is subject or submits or (vii) as otherwise required to be disclosed by law or by legal or governmental process.
In addition, you agree (i) that we may disclose to our offices, affiliates, officers, employees and agents with a need to know any information we obtain about you and (ii) that those offices, affiliates, officers, employees and agents may disclose such information as permitted under the immediately preceding paragraph.
You acknowledge and agree that data processing related to Services covered by this Booklet and your associated accounts may take place in countries other than those where you and your accounts with us are located. You further understand that information concerning your relationship with us may be available on our electronic data system both for information management purposes and in order to enable you to benefit from our electronic banking services. You understand and agree that, as a result, your banking relationship information may be available to some of our officers outside the country or countries where you and your accounts are located. You authorize us to transmit your banking relationship information across national borders, notwithstanding the banking secrecy laws of any of the countries involved, as necessary or appropriate to provide any Services.

It is possible that in providing the Services we will transmit Personal Data. We will only transmit Personal Data to our locations, to locations of our affiliates or to others in order to provide the Services. We may contract with others to provide data transmission or storage services to us. In that case, we will require that they treat Personal Data solely in accordance with our instructions. You agree to comply with any directions we may give you from time to time with respect to the Personal Data.
Neither party will use the other’s name or refer to the other party directly or indirectly in any solicitation, marketing material, advertisement, news release or other release to any publication without receiving the other party’s specific prior written approval for each such use or release, except that we may use your name as a reference in service proposals if we obtain your prior oral approval for such use.
These obligations continue after any Service you are using is terminated.
CURRENCY EXCHANGE RATES
If a Request, an Entry, a check issued under the Check Issuance Services or a draft created under the Client-Printed Drafts Services involves a currency other than the currency in which the relevant account is denominated, your funds will be exchanged for such other currency at a current rate of exchange on or before the transferor debit date, as the case may be, in accordance with our normal procedures (including applicable User Documentation). Currency exchange rates fluctuate over time, and you acknowledge and accept the risks of such fluctuations: (i) in the case of Requests, between the time you initiate a Request and the time the transfer is either completed or is unwound due to a cancellation, amendment, rejection or return, (ii) in the case of checks, between the time you request us to create a check and the time we debit your account to cover such check and/or the time we re-credit your account if the check is stopped in accordance with the applicable stop payment procedures and (iii) in the case of drafts, between the time you print a draft, or request us to print a draft, and the time we transfer funds from your account to cover such draft.
FACSIMILE SIGNATURES
In some countries, businesses use a variety of techniques to produce a facsimile signature manually or by means of a device or machine (each generally called a facsimile signature) as a convenient method for signing checks, documents and other items. If you choose to use a facsimile signature, you must provide us with a specimen of each facsimile signature.
You are responsible for any withdrawal from your deposit account that bears or reasonably appears to us to bear your facsimile signature, regardless of by whom or by what means the signature was placed on the check. If you choose to use a facsimile signature, you are responsible even if you have not presented us with a specimen facsimile signature, or if the size, color or style of the check, or the size, color or style of the facsimile signature is different from that of the check or facsimile signature you use. We may pay the withdrawal and debit your account for it.
You agree to compensate us for all losses, claims, damages or expenses, including Legal Expenses, that result from our payment of a withdrawal bearing a facsimile that reasonably resembles your facsimile signature.
You are responsible for taking security measures and implementing procedures to prevent the forgery, theft or fraudulent or unauthorized use of your facsimile signature.

GENERAL MATTERS
AGREEMENT
Except with respect to a click-wrap online privacy policy to which you agree when you use a Service through Bank of America Direct®, this Booklet constitutes and represents the entire agreement between you and us regarding the Services we provide you anywhere in the world and supersedes and extinguishes all prior agreements, understandings, representations, warranties and arrangements of any nature (including requests for proposals and other sales material), whether oral or written, between you and us relating to any such Service (including any International Treasury Services Terms and Conditions booklet, but excluding the current Account Agreement). This Booklet will be controlling in the event of any conflict between it and any relevant User Documentation, any other document or written or oral statement (including but not limited to any Account Agreement, except as applicable law requires otherwise), but excluding the click-wrap online privacy policy noted above. Current User Documentation is available upon request.
This Booklet is binding upon each of your and our respective successors and permitted assigns. You may with our prior written consent, assign any of your rights or duties described in this Booklet. This Booklet is not for the benefit of any other person, and no other person has any right under this Booklet against you or us, and nothing contained in this Booklet creates any agency, fiduciary, joint venture or partnership relationship between you and us.
NOTICE OF FINAL AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
GENERAL OBLIGATIONS
We are responsible only for performing the Services expressly provided for in this Booklet. We may contract with an outside vendor in providing any of these Services.
With respect to any Service, we will provide you with assistance by telephone at the numbers and during the hours specified by us in writing from time to time.
You are responsible for maintaining the security of your data and ensuring that it is adequately backed-up. We are not responsible for your loss of your data.
ORAL INSTRUCTIONS
Except as otherwise provided in this Booklet with respect to compliance with any applicable Security Procedure, we may rely on oral instructions from any person who identifies himself or herself by a name which is included on a written list from you of persons authorized to give such instructions. You will update this list from time to time as necessary to reflect any changes in authorized persons. Except as otherwise expressly stated in this Booklet, we are not required to act on any instruction from any person or to give notices to any person.
SEVERABILITY; NO WAIVER
If any provision of this Booklet or the application of any such provision to any person or set of circumstances is determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Booklet, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, are not impaired or otherwise affected and continue to be valid and enforceable to the fullest extent permitted by law.
No delay on failure to exercise any right or remedy under this Booklet is deemed to be a waiver of such right or remedy. No waiver of a single breach or default under this Booklet is a waiver of any other breach or default. Any waiver under this Booklet must be in writing.
GOVERNING LAW
Except as otherwise expressly provided in this Booklet for a particular Service, with respect to each Service, this Booklet is governed by and interpreted according to (i) U.S. federal law and (U) the law of (A) the state in the United States of America in which the account (or the principal account, in the case of multiple accounts) associated with such Service is located or, if there is no such state or no account associated with such Service, (B) the State of New York, without reference to the principles of conflicts of law of the U.S. and of such state.
If you are headquartered, or are using a Service, outside the United States of America, and if requested by us, you must appoint an agent for service of process in England, Hong Kong, Singapore and/on the United States of America, and you irrevocably agree that any writ, summons, order, judgment or other document relating to or in conjunction with any proceeding, suit or action may be served on you in such jurisdiction.
LIMITATION OF LIABILITIES
ALL SERVICES OTHER THAN ELECTRONIC FUNDS TRANSFER SERVICES
We are liable to you only for actual damages incurred as a direct result of our failure to exercise reasonable care in providing a Service.
ELECTRONIC FUNDS TRANSFER SERVICES
For Requests and Entries which are subject to UCC 4A, we are liable only for damages required to be paid under UCC 4A or the Fedwire Regulation, as applicable, except as otherwise agreed in this Booklet.
For all Requests and Entries not subject to UCC4A and for all other obligations under the Electronic Funds Transfer Services sections, our liability is limited to actual damages, resulting directly from our willful misconduct or our failure to exercise reasonable care, not exceeding the following, as applicable: (i) in case of an excessive debit to your account, the amount of the excess plus compensation equivalent to interest; (ii) in case of payment to an account not specified by you, the amount of the payment plus compensation equivalent to interest; (iii) in case of any delay in crediting a debit Entry or DTC to your account, the amount of compensation equivalent to interest for the period of delay; or (iv) in all other cases, the actual damages incurred by you. You will use reasonable efforts to assist us in recovering the amount of any overpayment for which we are liable.
If we are obligated to pay interest compensation, we will pay such compensation or credit your account, as we determine, upon your written request. We calculate compensation for the relevant period as specified in the Account Agreement or as advised by your customer services representative.

If you transmit a Request to us by way of a funds-transfer system or other third-party communications system not specifically required by us, the system is deemed to be your agent for that purpose. We are not liable to you for any discrepancy between the terms you transmit to such system and the terms it then transmits to us.
ALL SERVICES
In no event will we be liable for any indirect, consequential or punitive loss, damage, cost or expense of any nature or any economic loss or damage, expense and loss of business, profits or revenue, goodwill and anticipated savings, loss of or corruption to your data, loss of operation time or loss of contracts, even if advised of the possibility of such loss, damage, cost or expense.
We will not be responsible for the acts or omissions of you on your officers, employees or agents (including but not limited to the amount, accuracy, timeliness or authorization of any instructions on information from you) or the acts or omissions of any other person or entity, including but not limited to any clearing house association or processor, any U.S. Federal Reserve Bank or any other country’s central bank, any other financial institution or any Supplier, and no such person or entity will be deemed our agent.
If you permit any Subsidiary or other person to access one of our Service installations on your premises through use of a remote access software package, we will not be responsible or liable for such Subsidiary or person’s use or misuse of our Services or access to accounts owned by you and for which you did not authorize that Subsidiary or person to have access via your installation. We may and will treat all instructions and information received by us through this arrangement as provided by and for the benefit of you and subject to all our rights under this Booklet with respect to the pertinent Services.
We will not be liable for and will be excused from any failure or delay in performing our obligations for any Service if such failure or delay is caused by circumstances beyond our control, including any natural disaster (such as earthquakes or floods), emergency conditions (such as war, riot, fire, theft or labor dispute), legal constraint or governmental action or inaction, breakdown or failure of equipment, breakdown of any Supplier, or your act, omission, negligence or fault.
We also will not be liable for any failure to act on our part if we reasonably believed that our action would have violated any law, rule or regulation.
OVERDRAFTS
With respect to a Service, we may, at our sole discretion, allow an overdraft to occur in your account. Except as we agree or advise you otherwise in writing, you must repay us immediately, without demand, the amount of such overdraft plus any overdraft charges. In such cases, the fact that we previously allowed an overdraft to occur does not obligate us to do so in the future. Additional terms and conditions contained in your Account Agreement may apply.
PAYMENT FOR SERVICES
You must maintain and designate account(s) with us which we will use for debiting or crediting with respect to all payments and deposits and related adjustments and charges. Except as otherwise provided, you must have Collected and Available Funds on deposit in your account(s) sufficient to cover such obligations. For purposes of satisfying your payment obligations, we may consider any overdraft line of credit another arrangement you have with us.

SERVICE CHARGES
You will pay us for each Service you use according to our schedule of charges currently in effect for you, except as we agree otherwise (in writing) from time to time. At your request, we will provide you a copy of the current schedule of charges for the applicable Service. All charges are subject to change upon 30 days prior written notice to you (unless otherwise agreed in writing), except that any increase in changes to offset any increase in fees charged to us by any Supplier for services used in delivering any Service may become effective in less than 30 days.
You will pay us for Software support in excess of that contemplated in the General Provisions sections of this Booklet. The charges for such extra support will be as specified by us before such charges are incurred or as otherwise agreed by you and us from time to time.
We will, on a monthly basis, debit your account with us for payment of charges due, unless you arrange another payment procedure acceptable to us.
TAXES
All Service changes are exclusive of sales, value-added and use taxes, stamp and other duties and other governmental charges imposed on any Service or Materials and not based on our net income. Such taxes, duties and charges are payable by you.
PROTECTION FROM THIRD PARTIES
You will indemnify us against and hold us harmless from and defend us against any and all liabilities, claims, costs, expenses and damages of any nature (including Legal Expenses) arising out of or relating to disputes or legal actions by parties other than you and us concerning any Service. The obligations contained in the preceding sentence will continue after a Service you are using is terminated. This section does not apply to any cost or damage attributable to our gross negligence or intentional misconduct.
REPRESENTATIONS AND WARRANTIES
On and as of each day we provide any Service to you, you represent and warrant to us that:
•	Your agreement to each provision contained in this Booklet is a duly authorized, legal, valid, binding and enforceable obligation;

•	The debiting of any account as provided in this Booklet is not inconsistent with any restriction on the use of that account;

•	All approvals and authorizations required to permit the execution and delivery of the Agreement and Authorization form and any other necessary documentation, and the performance and consummation by you of the transactions contemplated under each Service, have been obtained, including but not limited to due authorization from each applicable third party to allow you to transfer funds and access information from such party’s account;

•	Your performance of your obligations will not violate any law, regulation, judgment, decree or order applicable to you; and

•	There is no lawsuit, tax claim or other dispute pending or threatened against you which, if lost, would impair your financial condition or ability to pay us under the terms of this Booklet.

RESOLUTION OF DISPUTES
We try to resolve our clients’ Service problems or disputes as quickly as possible. In most cases, we can resolve a problem by telephone.
Any dispute or controversy concerning your use of Services described in this Booklet will be decided by binding arbitration conducted in the United States of America (except as you and we expressly agree otherwise) in accordance with the United States Arbitration Act (Title 9, U.S. Code) under the Commercial Arbitration Rules of the American Arbitration Association. Under these procedures, the dispute is submitted to a neutral person for determination in place of a trial before a judge or jury. Judgment upon the award made by the arbitrator may be entered in any court having jurisdiction.
Without regard to the foregoing, any dispute or controversy that arises from an Electronic Funds Transfer Service will be decided by a judge without a jury in a United States of America federal or state court (except as you and we expressly agree otherwise in writing). This means that in these instances you waive any right to a trial by jury in any action or proceeding and agree that such action or proceeding will be tried before a judge without a jury.
Either you or we may exercise self-help remedies or obtain provisional or ancillary remedies from a court. You or we may exercise or obtain these remedies at any time, even while the arbitration or trial by a judge is pending. By exercising or obtaining any such remedies, neither you nor we waive the right to request that a dispute or controversy be decided by arbitration or trial by a judge.
SOFTWARE LICENSE
This section applies to all Software we provide to you after you return the Agreement and Authorization form unless we provide you a separate license agreement for specific Software (including a “click-wrap” Software license you may obtain from us by downloading from our website and including, in the case of the Commercial and Corporate Card Services, the licenses for Visa InfoSpan, MasterCard SmartData and any other third-party Software we provide you in connection with such Services). Notwithstanding anything to the contrary in the “General Provisions” section of this Booklet, the software licenses granted to you under this Software License section are governed by and interpreted according to the laws of the State of California without reference to its principles of conflicts of law.
LICENSE
For each Software application we provide to you for one or more Services, we grant you a non-exclusive, non-transferable license for the use of that Software and its related Materials. Each license is granted solely for use in object code form only in connection with one or more Services. You may use the Software only in accordance with the applicable User Documentation.
The Software, its source code, the related Materials and all copyright, patent, trademark, trade secret and other rights in them are and will remain the exclusive property of us or our licensors. You will secure and protect the Software (including all copies) in a manner consistent with the maintenance of our rights and those of our licensors. In order to protect those rights, you will reproduce and incorporate copyright notices and all other proprietary legends prescribed by us in any permitted copies. You may not remove, obscure or otherwise tamper with or alter any such notices or legends affixed to or otherwise contained in the Software or related Materials or copies. You will also take appropriate action to instruct and obligate your representatives who are permitted access to the

Software (including copies) to comply with your obligations to protect the Software.
We are obligated to provide you only with those updates, upgrades or new releases of Software which we make generally available to our other customers who license the same Software. Any corrections, updates, upgrades or new releases that we provide to you must be installed by you promptly or by such later time as we specify, and will be deemed part of the Software upon delivery to you. We will provide support only for the most current version of Software we have provided to you.
You will, at your expense, cause a computer to be installed and kept in good condition and working order at your site for use of the Software. The computer and its components must be equipment which is acceptable as specified by us from time to time.
We may assist you with the installation of Software on your computer and with the training of persons who will use the Software, but we will not bear any responsibility for the proper installation and use of the Software. Except as you and we may agree otherwise, you will be deemed to have accepted the Software upon its installation and upon our having made such training available to you.
You may not (i) sell, assign, transfer, license, sublicense or publish the Software or copies of the Software or (ii) disclose, display or otherwise make available the Software or copies thereof to third parties without our express approval.
You may not copy, or allow anyone else to copy, the Software or related Materials, except that you may make two copies for backup and archival purposes. You may not electronically distribute, or allow anyone else to electronically distribute, Software except from the network server on which it is installed to workstations on that network.
You will provide us notice, in writing or by electronic means approved by us for such purpose, each time you make a permitted copy of Software (except for backup or archival copies) or electronically distribute it to a workstation, indicating the location and date of the copy or distribution. We may audit your site to confirm compliance with this Software License section if you fail to make the reports called for or if we reasonably believe you are using unauthorized copies of Software.
You may not alter, repair, modify or adapt any Software or related Materials, including, but not limited to, translating, reverse engineering, decompiling, disassembling or creating derivative works from it.
You agree to inform our client support unit of all errors, difficulties or other problems with the Software of which you become aware. We will make reasonable efforts to fix or provide workarounds for material reported errors and to provide you with support and consultation concerning the Software. The reasonable effort, support and consultation will be such as we, in our sole discretion, determine. You will cooperate with us in the expeditious resolution of such errors, difficulties or other problems by providing us, on request, a listing of input, output and all other data which we may reasonably request in order to reproduce operating conditions similar to those present when such errors, difficulties or other problems were discovered.
You may move the Software to another computer replacing the one on which the Software was originally installed onto another site, but only after you give us notice, in writing or by electronic means approved by us for such purpose, specifying the new computer and site. We will have reasonable access to Software while it is at your site to provide assistance or to verify the status or location of Software.

A license to Software and related Materials will terminate automatically if you breach a material term of the license or if the Services for which you are using the Software are terminated. In addition, in the event of a breach of your confidentiality obligations with respect to the Software, we may seek any remedy provided by law or equity.
LIMITED WARRANTY/DISCLAIMERS
You acknowledge that the Software has not been produced to meet your specific requirements and has not been tested in every possible combination and operating environment. You are responsible for satisfying yourself that the Software is satisfactory for your purposes.
You further understand and agree that we make no representation concerning the completeness, accuracy, operation or performance of the Software or its compatibility with any hardware. You acknowledge that the operation of the Software may not be uninterrupted or error-free.
We warrant that the Software will substantially conform to the documentation provided with the Software for a period of 60 days after delivery to you provided that: (i) the Software is used by you in strict compliance with the terms of this Booklet and the related Materials, (ii) the Software is not modified in any way by you and (iii) you promptly notify us and reproduce for us any defects, errors or bugs in the Software. We will use reasonable efforts to correct or work around any Software errors reported by you or, at our discretion, but in any event if our efforts are unavailing, we will accept return of the Software and refund any license fees paid by you.
You agree that the foregoing is your sole and exclusive remedy for breach of warranty and our sole obligation in connection with the performance or operation of the Software and related Materials.
Except as specifically stated above and in the Infringement Indemnity subsection below and notwithstanding any other provision in this Booklet or otherwise, we make no representation or warranty, express or implied, written or oral, and, to the full extent permitted by law, disclaim all other warranties including, but not limited to, the implied warranties of merchantability or fitness for a particular purpose, regarding the Software, the related Materials and all other property, services or rights covered by this Booklet.
To the extent permitted by applicable law, and except as otherwise provided in this section, we will not be liable for damages of any kind arising out of the use of, or inability to use, the Software or accompanying documentation.
You agree that the United Nations Convention on Contracts for the International Sales of Goods will not apply to our provision to you or your use of any Software.
Neither you nor we limit or exclude our liability to the other for death, personal injury, willful misrepresentation, willful default or fraud.
INFRINGEMENT INDEMNITY
Notwithstanding your indemnity of us in the “Protection From Third Parties” section of this Booklet, we will defend at our own expense or settle any action brought against you to the extent it is based on a claim that your use of the Software and/or Materials provided by us to you pursuant to this Booklet infringes any Berne Convention country copyright or any United States of America or United Kingdom patent, trade secret or trademark of any third party, and we will pay all costs and damages finally awarded in any such action.

Our obligation is subject to (i) prompt notice from you of any such claim or action, (ii) your not having made any admission of liability or agreed to any settlement or compromise, (iii) your providing to us, in a prompt and timely manner, the documents, information and assistance we reasonably request, (iv) our having sole control of defending such claim or action, (v) your having used the current version of the Software and Materials, as provided to you by us, in compliance with the terms of this Booklet and the related Materials and (vi) our obligations under this indemnity being our only obligations to you with respect to any infringement claim in connection with your use of the Software.
EXPORT CONTROLS
You understand and acknowledge that our obligations to provide the Software, technical assistance, any media in which any of the foregoing is contained, training and related technical data (collectively “Data”) will be subject in all respects to all applicable laws and regulations as shall from time to time govern the export on diversion of certain products and technology to and from certain countries. You warrant and agree that you will comply in all respects with the export and reexport restrictions applicable to the Data shipped to you and will otherwise comply with all applicable laws and regulations governing export and diversion of the Software and technical data in effect from time to time.
SUPPLEMENTAL IMAGE CD-ROM SOFTWARE LICENSE PROVISIONS
This subsection supplements this Software License section with respect to Software we provide you for the Disbursement Image Service under which we provide you with CD-ROMs and shall control in the event of conflict between it and the balance of the Software License section.
We warrant for a period of 45 days after the CD-ROM creation date appearing on the CD-ROM that such CD-ROM itself will be free of defects in material and workmanship. If we provide you a CD-ROM which contains a media defect or is unreadable in its entirety, you must notify us within the 45-day period.
Our disclaimer of warranties in this Software License section applies to CD-ROMs as well as to the Software and related Materials.
You may not electronically distribute the Image CD-ROM Software to any workstation other than the one for which such Software is originally installed on your site.
Notwithstanding anything to the contrary in the Termination section of this Booklet, if a Disbursement Image Service under which we provide you with CD-ROMs is terminated for a reason other than your breach of this Software License section, you may continue to use the Software for such Service after termination of such Service for six months, or for such longer period as we approve, subject to the terms of this Software License section or such other software license agreement as we, at our election, require you to sign for this purpose. At the end of such six-month or longer period, the license for your use of the Software for such Disbursement Image Service will then terminate automatically.
SUPPLEMENTAL IMAGE (POSITIVE PAY) SOFTWARE LICENSE PROVISIONS
This subsection supplements this Software License section with respect to Software we provide you for the Image Positive Pay Service and shall control in the event of conflict between it and the balance of the Software License section.
You may not electronically distribute the CCR (C Compression Routines) Software for Windows 3.1 provided to you in connection with the Image Positive

Pay Service to any workstation other than the one for which such Software is originally installed on your site.
TERMINATION
Either you or we may terminate any or all Services upon 30 (60 in the case of Corporate Card Services) calendar days prior written notice to the other party. Notwithstanding the foregoing sentence, we may terminate any or all Services effective immediately, and we will send you notice of the termination, if any of the following occurs:
•	You breach any of the terms and conditions in this Booklet or any other agreement with us;

•	You terminate, liquidate or dissolve your business or dispose of a substantial portion of your assets;

•	You fail generally to pay your debts as they become due;

•	You, voluntarily or involuntarily, become the subject of any bankruptcy, insolvency, reorganization or other similar proceeding;

•	You initiate any composition with your creditors;

•	You experience a material adverse change in your financial condition or your ability to perform your obligations under the terms and conditions in this Booklet; or

•	Any guaranty of your obligations to us terminates, is revoked or its validity is contested by the guarantor, or any of the events set forth in the above five bullet points attributable to you occur to the guarantor.
If a Service you are using is terminated for any reason, you will do the following:
•	Erase or delete any Software we have provided relating to the terminated Service to the extent it is stored in your computers; and

•	At our option, either return to us or destroy all Materials relating to the terminated Service and certify to us that you have done so.
These obligations will continue after a Service you are using has been terminated.
Termination of a Service you use does not affect your payment obligations for services we provide to you before the Service is terminated, and any such termination is in addition to our other rights under applicable law and under the terms of this Booklet. Also, termination of any Service you use does not release you or us from any of our respective obligations which arose or became effective before such termination. Upon termination, all amounts owed by you and outstanding will become immediately due and payable.

GLOSSARY OF TERMS
The following are some important terms that appear in this Booklet.
Acceptable Payee. Your name and any other payee name you provide to us as an acceptable payee for checks to be processed under the Lockbox Service.
Account Agreement. The current signature card, International Account Agreement or SAOTC and the publication(s), as amended from time to time, we provide you containing terms and conditions applicable to each deposit, savings or current account for which you use a Service.
Bill Payment Service Provider. Any entity, which may include us, you authorize to deliver payments, remittance information and other related data from your customers to us for the Electronic Bill Payment Consolidation Service.
Business Day. Each day on which the bank or bank office providing or facilitating a Service is open for business related to that Service.
Card. Each plastic charge card which we issue for your Card Account under our Commercial or Corporate Card Services.
Card Account. Each MasterCard or Visa account which we issue to you or to a Cardholder under our Commercial or Corporate Card Services, including an account for which only an account number and no Card is provided.
Cash Advance. Use of a Card Account to obtain cash from a participating financial institution, merchant or ATM, to write a Convenience Check or to obtain items readily convertible into cash, such as money orders, travelers checks, foreign currency, lottery tickets, casino chips and race-track wagers.
Card Administrator. One or more individuals designated by you in writing, as our primary contact for the Card Accounts, who is authorized to take actions necessary or appropriate to maintain the Card Accounts, including without limitation designating persons to receive Card Accounts, receiving communications from us related to the Card Accounts, requesting the closure of Card Accounts and otherwise communicating with us with respect to the Card Accounts.
Cardholder. Your employee or any other person who you designate in writing and who we approve to receive a Card Account or a Commercially Prepaid Card. If you or a Cardholder makes a Commercial Prepaid Card, a Card Account number or Convenience Check available to another party, that person will also be considered a Cardholder.
Check Issuance Request. Using the Check Issuance Service, a message transmitted from you to us requesting us to issue a check on your behalf drawn on either accounts you maintain with us or accounts designated and owned by us.
Collected and Available Funds. Funds in an account equal to the ledger balance minus float which, in our reasonable determination, are not subject to a hold, dispute or legal process preventing their withdrawal.
Commercial Prepaid Card. A pre-paid magnetic strip-based plastic card issue by us for a Cardholder’s purchase of goods on services or for cash withdrawals.
Controlled Disbursement Point. Each bank office designated by us through which checks issued under the Controlled Disbursement Service will be cleared or routed.
Convenience Check. A check which we may provide to you to draw on a Card Account.
Deposit Account. One or more demand deposit accounts maintained by you with us and used in connection with our Controlled Disbursement Service.
Depository Transfer Checks (DTCs). Depository transfer checks and preauthorized checks to debit Receivers’ accounts to accomplish the same purpose as debit Entries. (Receiver is defined in the NACHA Rules.)

Effective Entry Date. The date specified, in accordance with the NACHA Rules, on the Entry by the Originator on which the Originator intends the Entry to be settled. (Originator is defined in the NACHA Rules.)
Electronic Funds Transfer Services. ACH Services, International Electronic Funds Transfer Services and Wire Transfer Services.
Entries. Entries has the meaning provided in the NACHA Rules and also includes any data for Entries and any prenotification.
eUCP. The rules for electronic presentation of documents under the UCP.
Fedwire. The funds transfer system owned and operated by the Federal Reserve Banks of the United States of America, but excludes the system for making automated clearing house transfers.
Fedwire Regulations. Subpart B of Regulation J of the Board of Governors of the Federal Reserve System of the United States of America, as amended from time to time.
FX Transaction. A transaction between you and us, permitted under the Electronic Foreign Exchange Service, for the purchase of one currency in exchange for the sale of another currency (including without limitation any foreign exchange spot, swap or outright forward transaction or option), including any transaction that effects the pro-delivery, extension, rollover or splitting of such a transaction.
FX Request. A request by means permitted under the Electronic Foreign Exchange Service to enter into an FX Transaction.
International Account Agreement. A form of Account Agreement used in some countries.
International Electronic Funds Transfer Services. Electronic payment services for transfers to or from your account outside the United States of America or to or from your account in the United States of America to or from an account in a different country. These services include low-value batch payments made according to multiple requests within a single electronic data file. International Electronic Funds Transfer Services exclude ACH Services within the United States of America and exclude Wire Transfer services.
ISP98. The “International Standby Practices 1998” developed by the Institute of International Banking Law & Practice and endorsed and published by the International Chamber of Commerce or such later revision as may be adopted and be in effect on the date the subject standby letter of credit is issued.
Legal Expenses. Reasonable lawyer’s fees, allocated costs of staff counsel (unless prohibited by applicable law), fees and expenses of litigation and any other fees and expenses incurred in enforcing any provision of this Booklet.
Lockbox Address. The post office address we assign to you or we accept from you for the Lockbox Service.
Materials. The Software, user identification codes, passwords, codes, keys, test keys, security devices, embedded algorithms, digital signatures and certificates, other similar devices and information, User Documentation and related documentation we provide to you.
NACHA Rules. The rules of the National Automated Clearing House Association (including any other clearing house rules applicable to automated clearing house transactions), as amended from time to time.
Payment Advice. Using the Client-Printed Drafts Services, an electronic message transmitted by you to us advising us that you have created a draft.
Personal Data. Information we receive from you in connection with the Services consisting of an individual’s bank accounts or other financial data or identifying a living individual.
PIN. A personal identification number which a Cardholder may receive when activating a Commercial Prepaid Card.
RCK. A “Re-Presented Check Entry” as defined in the NACHA Rules.

Request. A request by means permitted under the relevant Wire Transferor International Electronic Funds Transfer Service to transfer funds to or from a specified account or beneficiary (including standing instructions) or to amend or cancel a prior request to transfer funds.
Reversal/Deletion Request. A request for a Reversal or a request to delete a previously delivered Entry.
Reversals. Data for reversing Entries.
SAOTC. Each form of Standard Account Opening Terms and Conditions used in certain countries as an Account Agreement.
Security Procedure. Unless we agree otherwise with you, the applicable security procedure described in the Materials for your data delivery type or Service for verifying the authenticity of Entries, Requests, Reversal/Deletion Requests, Payment Advices, Check Issuance Requests, Stop Payment Requests, FX Requests or Tax Payment Instructions.
Service. With respect to a Bank of America Corporation subsidiary bank, a treasury management service provided in a specific Bank location and covered by this Booklet.
Software. The programs and data files provided by us for use on a computer in connection with one or more particular Services.
Stop Payment Request. A message you send us using the Online Stop Payment Services, the Check Issuance Services or the Client-Printed Drafts Services to request that payment be stopped on a check or draft which, in the case of the Online Stop Payment Services, must be drawn on an eligible account you have with us.
Subsidiary. Any entity in which more than 50% of the ownership interest is owned, directly or indirectly, by you. The term “Subsidiary” does not include affiliates or other entities in which 50% or less of the ownership interest is owned, directly or indirectly, by you.
Supplier. Any private or common carrier communication or transmission facility, any time-sharing supplier or any mail or courier service.
SWIFT. The international electronic message-transfer service known as the Society for Worldwide Interbank Financial Telecommunication.
Tax Payment Instruction. An instruction by means permitted under the relevant Tax Payment Service to pay any taxes using any of the tax forms specified in the applicable User Documentation.
Transaction. The purchase or reservation of goods or services or a cash advance made or facilitated by use of a Stored Value Card, a Commercial Card, Convenience Check or Card Account.
UCC 4A. Article 4A of the Uniform Commercial Code — Funds Transfers, as adopted by the state in the United States of America whose law applies to a Service, as amended from time to time.
UCP. The Uniform Customs and Practices for Documentary Credits, 1993 Revision, ICC Publication No. 500 or such later revision as may be adopted by the International Chamber of Commerce and be in effect on the date the subject letter of credit is issued.
Unauthorized Use. Use of a Card Account, Card or Convenience Card by a person (i) who is not your Cardholder, employee or agent, (ii) who does not have actual, implied or apparent authority to use the Card Account and (iii) whose use does not benefit you directly or indirectly.
Uniform Rules for Collections. The Uniform Rules for Collections, ICC Publication No. 522, or such later revision as may be adopted by the International Chamber of Commerce and be applicable to a collection.
User Documentation. Any written information we provide you, including information in electronic format, as amended from time to time, which contains detailed instructions regarding the use of a Service, as provided by a particular banking center or office. User Documentation may vary from one jurisdiction to another. Current User Documentation is available upon your request.